                                                                    EXHIBIT 99.3
                                CONTRACT OF SALE


                                     Between

                            CITIBANK, N.A., AS SELLER

                                       and

             DAI-ICHI LIFE INVESTMENT PROPERTIES, INC., AS PURCHASER



                            As of November 22, 2000
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                                TABLE OF CONTENTS

                                                                            Page

1.   DEFINITIONS............................................................  2

2.   PURCHASE AND SALE...................................................... 11

3.   THE CITIBANK LEASE..................................................... 13

4.   STATUS OF TITLE; TITLE INSURANCE AND SURVEY COSTS...................... 13

5.   BROKERS AND ADVISORS................................................... 15

6.   CUSTOMARY CLOSING ADJUSTMENTS.......................................... 16

7.   EFFECT OF CERTAIN LEASE EVENTS......................................... 20

8.   OPERATION OF THE UNIT PRIOR TO CLOSING................................. 22

9.   RECORDING CHARGES, TRANSFER AND CONVEYANCE TAXES; WITHHOLDING;
     INTERNAL REVENUE SERVICE REPORTING REQUIREMENTS........................ 29

10.  CLOSING DATE DELIVERIES................................................ 31

11.  REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS........................ 36

12.  CONDITIONS PRECEDENT TO CLOSING........................................ 43

13.  CLOSING DATE........................................................... 44

14.  VIOLATIONS............................................................. 44

15.  NOTICES................................................................ 45

16.  CASUALTY............................................................... 47

17.  CONDEMNATION........................................................... 52

18.  REMEDIES............................................................... 52

                                       -i-
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19.  INDEMNITIES............................................................ 53

20.  ASSIGNMENT AND RECORDING............................................... 54

21.  PROPERTY INFORMATION AND CONFIDENTIALITY............................... 54

22.  ERISA.................................................................. 56

23.  SURVIVAL............................................................... 56

24.  MISCELLANEOUS PROVISIONS............................................... 56


                                      -ii-
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                                    EXHIBITS

EXHIBIT               DESCRIPTION

A                     Legal Description of Land

B                     Legal Description of Citigroup Center - Office Unit Two

C                     Approved New Leases

C-1                   Potential Purchase Price Adjustment

D                     Form of Lighting Easement

E                     Form of Limited Common Area License Agreement

F                     Intentionally Omitted

G                     Intentionally Omitted

H                     Intentionally Omitted

I                     Form of Unit One Citibank Lease Amendment

J                     Form of Exchange Agreement

K                     Form of Citibank Lease

L                     Form of Unit Deed

M                     Form of Bill of Sale

N                     Form of FIRPTA Affidavit

O                     Form of Resignation from Board of Managers

P                     Form of Notice to Tenants

Q                     Form of Citibank SNDA

R                     Form of Assignment and Assumption of Leases

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S                     Form of Assignment and Assumption of Construction
                      Contracts

T                     Form of Assignment and Assumption of Contracts

U                     Form of Assignment and Assumption of Church Lease

V                     Form of Confidentiality Agreement

W                     Standard Tenant Estoppel

                                    SCHEDULES

SCHEDULE              DESCRIPTION

1(a)                  Budgeted Repairs

1(b)                  Intentionally Omitted

1(c)                  Pro Forma NOI

1(d)                  Budget

4(a)                  Permitted Encumbrances

6(f)(i)               Allocation of Leasing Commissions

6(f)(ii)              Allocation of Tenant Allowances

6(f)(iii)             Allocation of Budgeted Repairs

8A(a)(6)              Seller's Right to Collect Receivables

10(a)(iii)            Assigned Litigation Interests

11(a)(iii)            Existing Litigation

11(a)(iv)             Condemnation

11(a)(ix)             Protest Proceedings

11(a)(x)(1)           Existing Leases

11(a)(x)(2)           Contracts

11(a)(xi)             Rent Roll, Past Due Rents, Security Deposits and Tenant
                      Defense Notices

11(a)(xiv)            Prepaid Rent

11(a)(xv)             Insurance Policies

11(a)(xviii)(1)       Notices of Non-Compliance

11(a)(xviii)(2)       Zoning Agreements

         THIS AGREEMENT (this "Agreement") made as of the 22nd day of November, 2000 between CITIBANK, N.A., a national banking association having an office at 599 Lexington Avenue, New York, New York 10022 ("Seller"), and DAI-ICHI LIFE INVESTMENT PROPERTIES, INC., a Delaware corporation having an office at 399 Park Avenue, 24th Floor, New York, New York 10022 ("DLIP").

                              W I T N E S S E T H:

         WHEREAS, the premises described in Exhibit A attached hereto, together with the improvements erected thereon (collectively, the "Citigroup Center") are subject to the condominium form of ownership pursuant to the terms of that certain Amended and Restated Declaration of Condominium dated as of August 22, 2000 (the "Condominium Declaration");

         WHEREAS, Seller, DLIP and St. Peter's Lutheran Church of Manhattan (the "Church") are the owners of the fee title interest in and to the condominium units in the Citigroup Center created pursuant to the Condominium Declaration;

         WHEREAS, Seller is the fee owner of the premises described in Exhibit B attached hereto, together with the improvements erected thereon and referred to as "Citigroup Center Office Unit Two" in the Condominium Declaration (the "Unit");

         WHEREAS, it is the intent of Seller to sell the Unit in exchange for DLIP's ownership interests in Unit 1 in The 399 Park Avenue Condominium in a manner that will qualify for deferred tax treatment under Section 1031 of the Code, and it is the intent of DLIP to facilitate such exchange by assigning its rights under this Agreement to a third party purchaser (it being understood, however, that no such assignment shall relieve DLIP of its obligations under this Agreement) and to accomplish through the Exchange Intermediary a transaction whereby (a) the Unit will be transferred to such third party purchaser for cash, (b) Unit 1 in The 399 Park Avenue Condominium will be transferred to Seller, and (c) cash from the third party purchaser will be paid to DLIP;

         WHEREAS, Purchaser has agreed to lease to Seller, and Seller has agreed to hire from Purchaser, a portion of the Unit (the "Citibank Leased Premises") in the manner hereinafter set forth; and

         WHEREAS, the parties hereto are desirous of setting forth their respective rights and obligations with respect to the transactions contemplated by this Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Agreement by this reference, and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, it is agreed as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

     ADJUSTED NOI: The term "Adjusted NOI" shall mean the Pro Forma NOI as adjusted to take into account any Leasing Event.

     AGREEMENT: The term "Agreement" is defined in the Preamble to this Agreement.

     APPORTIONMENT DATE: The term "Apportionment Date" as used in this Agreement shall mean Eleven Fifty-Nine P.M. (11:59 P.M.) on the day immediately preceding the Closing Date.

     APPROVED NEW LEASE: The term "Approved New Lease" shall mean any new Lease
     (i) the terms of which have been approved by Seller as of the date hereof, but which Lease has not been executed and delivered as of the date hereof and (ii) identified on Exhibit C attached hereto. Exhibit C also contains a description of the anticipated major economic terms of each Approved New Lease.

     ASSIGNMENT AND ASSUMPTION AGREEMENTS: The term "Assignment and Assumption Agreements" shall mean, collectively, the four (4) assignment and assumption agreements identified in clauses (vi) - (ix) of Section 10(c) of this Agreement.

     BILL OF SALE: The term "Bill of Sale" is defined in Section 10(a) of this Agreement.

     BOARD OF MANAGERS: The term "Board of Managers" shall mean the Board of Managers of The Citigroup Center Condominium.

     BREAKPOINT DATE: The term "Breakpoint Date" is defined in Section 16(b) of this Agreement.

     BUDGETED REPAIRS: The term "Budgeted Repairs" shall mean those Capital Expenditures consisting of the repairs, replacements, and improvements to the Unit described in Schedule 1(a) attached hereto, either currently in progress or that are anticipated to be incurred by Seller over the normal course of operation of the Unit during the Interim Period.

     CAPITAL EXPENDITURES: The term "Capital Expenditures" shall mean (i) the costs and expenses incurred by Seller relating to base building capital improvements for the Unit

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     generally but excluding costs and expenses for Tenant Allowances in connection with the leasing of space in the Unit for a particular tenant and (ii) Seller's share of the costs and expenses incurred by the Board of Managers relating to capital improvements for the Common Elements.

     CASUALTY REPAIR PERIOD COMMENCEMENT DATE: The term "Casualty Repair Period Commencement Date" is defined in Section 16(b) of this Agreement.

     CHURCH: The term "Church" is defined in the second WHEREAS clause of this Agreement.

     CHURCH LEASE: The term "Church Lease" shall mean that certain Agreement of Lease dated as of July 1, 1977, as amended by Amendment of Lease dated as of March 23, 1981 between the Church, as landlord, and Seller, as tenant, with respect to a portion of the Church Unit (as such term is defined in the Condominium Declaration), as the same may hereafter be amended.

     CITIBANK LEASE: The term "Citibank Lease" is defined in Section 3 of this Agreement.

     CITIBANK LEASED PREMISES: The term "Citibank Leased Premises" is defined in the fifth WHEREAS clause of this Agreement.

     CITIBANK SNDA: The term "Citibank SNDA" is defined in Section 10(c) of this Agreement.

     CITIGROUP CENTER: The term "Citigroup Center" is defined in the first WHEREAS clause of this Agreement.

     CITY TRANSFER TAX: The term "City Transfer Tax" is defined in Section 9(b)(i) of this Agreement.

     CLOSING: The term "Closing" shall mean the consummation of the sale and purchase described in this Agreement.

     CLOSING DATE: The term "Closing Date" shall mean the date upon which the Closing shall occur, which date shall in no event or under any circumstance be later than April 1, 2002, TIME BEING OF THE ESSENCE with respect to such April 1, 2002 Closing Date.

     CODE: The term "Code" is defined in Section 14(b) of this Agreement.

     COMMON ELEMENTS: The term "Common Elements" shall have the meaning given to such term in the Condominium Declaration, which term shall be deemed to include, for all purposes of this Agreement, Seller's right, title and interest in and to any "Limited Common Elements" appurtenant to or used in connection with the Unit.

     CONDOMINIUM: The term "Condominium" shall mean the property submitted to condominium ownership pursuant to the Condominium Declaration.

     CONDOMINIUM DECLARATION: The term "Condominium Declaration" is defined in the first WHEREAS clause of this Agreement.

     CONFIDENTIAL PARTY: The term "Confidential Party" is defined in Section 21(a) of this Agreement.

     CONTRACTS: The term "Contracts" shall mean the service, supply, management, leasing, franchise, maintenance, security and all other agreements or contracts entered into in connection with the operation, leasing, maintenance and repair of the Unit including, without limitation, (i) the construction contracts and other agreements with respect to work that is normally capitalized instead of expensed in accordance with generally accepted accounting principles consistently applied, which is being performed or to be performed at the Unit (collectively, the "Construction Contracts"), (ii) any leases of any of the personal property included in this transaction, (iii) any contracts pertaining to displays of artwork or similar matters, (iv) any contracts with the City of New York or any other municipal, governmental or quasi-governmental entity or agency relating to the Unit or its use, operation, leasing, maintenance or repair and (v) an undivided interest attributable to Seller's interest in all contracts entered into by the Board of Managers.

     CONTRACTUAL RIGHT LEASE EVENT: The term "Contractual Right Lease Event" shall mean a Lease Event that occurs as the result of a tenant under an Existing Lease exercising a contractual right thereunder (including entering into any sublease, assignment, expansion, renewal or any other matter with respect to which the tenant may seek the landlord's consent and which is contemplated by such Existing Lease).

     CUSTOMARY ADJUSTMENT: The term "Customary Adjustment" shall mean the adjustment of income and expenses with respect to the Unit as set forth in
     Section 6 of this Agreement and calculated as of the Apportionment Date.

     DEFAULTING PARTY: The term "Defaulting Party" is defined in Section 18 of this Agreement.

     DLIP: The term "DLIP" is defined in the Preamble to this Agreement.

     ESTIMATED REPAIR PERIOD: The term "Estimated Repair Period" is defined in
     Section 16(b) of this Agreement.

     EXCHANGE AGREEMENT: The term "Exchange Agreement" is defined in Section 2(c) of this Agreement.

     EXCHANGE INTERMEDIARY: The term "Exchange Intermediary" is defined in
     Section 2(c) of this Agreement.

     EXCHANGE OPTION: The term "Exchange Option" is defined in Section 2(c) of this Agreement.

     EXCLUDED DECISIONS: The term "Excluded Decisions" shall mean, with respect to the Unit during the Interim Period, all non-discretionary, day-to-day administrative decisions made in the ordinary course of business or, subject to the provisions of Section 8(a)(i) of this Agreement, decisions to take such actions (i) as may be reasonably necessary to comply with the terms of any Lease (including, without limitation, decisions relating to the granting or withholding of a consent right with respect to a material matter under any Lease as to which the landlord is required to be "reasonable" or is required "not to unreasonably withhold" consent), (ii) as may be necessary to protect or preserve life, health and safety of persons and/or property, (iii) as may be reasonably necessary to insulate Seller from material liability to any third party, and (iv) as may be reasonably necessary for Seller to comply with its obligations under the Condominium Declaration.

     EXISTING LEASES: The term "Existing Leases" shall mean those Leases set forth on Schedule 11(a)(x)(1) attached hereto.

     FIRPTA AFFIDAVIT: The term "FIRPTA Affidavit" is defined in Section 10(a) of this Agreement.

     ICIP: The term "ICIP" is defined in Section 8(a)(vi) of this Agreement.

     INTERIM PERIOD: The term "Interim Period" shall mean the period commencing upon the execution and delivery of this Agreement and ending on the day immediately preceding the Closing Date.

     INVOLUNTARY LEASE EVENT: The term "Involuntary Lease Event" shall mean a Lease Event that occurs as the result of a unilateral action or inaction on the part of a tenant under an Existing Lease in violation of such Existing Lease (e.g., bankruptcy of tenant, vacation of space prior to scheduled lease expiration or non-payment of rent).

     JLL: The term "JLL" is defined in Section 5(a) of this Agreement.

     LAWS: The term "Laws" is defined in Section 14(a) of this Agreement.

     LEASE EVENT: The term "Lease Event" shall mean the modification, amendment termination, cancellation, surrender or assignment of an Existing Lease (or the sublease of the premises demised thereunder or any portion thereof) during the Interim Period or the occurrence of an event during the Interim Period which has the effect of modifying, terminating, cancelling or resulting in the surrender of, an Existing Lease.

     LEASES: The term "Leases" shall mean all space leases, licenses, occupancy or other agreements to which Seller is a party granting any rights of use, occupancy or possession in or to the Unit or any portion thereof, and shall include, without limitation, all guaranties of such agreements, as all of the same may have been amended.

     LEASING COMMISSIONS: The term "Leasing Commissions" shall mean the cost of all leasing commissions, referral fees and legal fees incurred by the landlord of the Unit in connection with the leasing of space in the Unit.

     LIGHTING EASEMENT: The term "Lighting Easement" shall mean that certain Grant of Easement between the Other Board of Managers, as grantor, and the Board of Managers, as grantee, in the form of Exhibit D attached hereto.

     LIMITED COMMON AREA LICENSE AGREEMENT: The term "Limited Common Area License Agreement" shall mean that certain Limited Common Elements License Agreement between the Board of Managers, Purchaser and Seller in the form of Exhibit E attached hereto.

     MAJOR CASUALTY: The term "Major Casualty" is defined in Section 16 of this Agreement.

     MAJOR CONDEMNATION: The term "Major Condemnation" is defined in Section 17 of this Agreement.

     MASTER LICENSE AGREEMENT: The term "Master License Agreement" shall mean that certain License Agreement dated as of the date hereof between the Board of Managers and Seller.

     MASTER SIDE LETTER: The term "Master Side Letter" shall mean that certain letter agreement dated as of the date hereof between DLIP and Seller.

     NEGATIVE NOI ADJUSTMENT: The term "Negative NOI Adjustment" is defined in
     Section 7 of this Agreement.

     NET REFUND: The term "Net Refund" is defined in Section 8A(b)(2) of this Agreement.

     NON-DEFAULTING PARTY: The term "Non-Defaulting Party" is defined in Section 18 of this Agreement.

     NYCDF: The term "NYCDF" is defined in Section 8(a)(vi) of this Agreement.

     OTHER AGREEMENT: The term "Other Agreement" shall mean that certain Contract of Sale of even date herewith, between Seller and DLIP pursuant to which DLIP has agreed to sell, and Seller has agreed to purchase, Unit 1 in The 399 Park Avenue Condominium.

     OTHER BOARD OF MANAGERS: The term "Other Board of Managers" shall mean the Board of Managers of The 399 Park Avenue Condominium.

     PERMITTED ENCUMBRANCES: The term "Permitted Encumbrances" is defined in
     Section 4(a) of this Agreement.

     POSITIVE NOI ADJUSTMENT: The term "Positive NOI Adjustment" is defined in
     Section 7 of this Agreement.

     PRO FORMA NOI : The term "Pro Forma NOI" shall mean the pro forma net operating income of the Unit determined by calculating (a) the aggregate annual rents and other payments payable under the Existing Leases and the Approved New Leases, if any, as set forth on Schedule 1(c) attached hereto, and by subtracting therefrom (b) the pro forma operating expenses for the Interim Period as set forth in the budget attached hereto as Schedule 1(d).

     PROPERTY INFORMATION: The term "Property Information" is defined in Section 21(d) of this Agreement.

     PROTEST PROCEEDINGS: The term "Protest Proceedings" is defined in Section 8A(b)(1) of this Agreement.

     PURCHASE PRICE: The term "Purchase Price" shall, subject to the immediately following sentence, mean One Hundred Eighty-Five Million and 00/100 Dollars ($185,000,000.00), as the same may be adjusted in accordance with Customary Adjustments set forth in Section 6 of this Agreement, the adjustments set forth in Section 7 of this Agreement and the adjustments set forth in
     Section 8A of this

     Agreement. If the Approved New Lease described on Exhibit C attached hereto is not executed and delivered on or prior to the Closing Date, the Purchase Price shall be reduced in accordance with Exhibit C-1 attached hereto.

     PURCHASER: The term "Purchaser" as used in this Agreement shall be deemed to mean DLIP and any immediate assignee or designee of DLIP permitted under
     Section 20(a) of this Agreement, it being expressly understood and agreed that DLIP shall at all times remain liable for the obligations of Purchaser under this Agreement and shall at no time be released therefrom irrespective of any such assignment or designation permitted under Section 20(a) of this Agreement.

     PURCHASER CONSENT ACTION: The term "Purchaser Consent Action" shall mean, with respect to the Unit during the Interim Period, all decisions (other than Excluded Decisions) relating to Existing Leases, all decisions relating to new Leases, all decisions relating to Lease amendments, Lease renewals, Lease surrender agreements, Contracts, Capital Expenditures, capital repairs, casualties, condemnation proceedings and settlement of Protest Proceedings or any other litigation with respect to the Unit, and all decisions by or on behalf of Seller relating to the use, operation, leasing, maintenance and repair of the Common Elements.

     PURCHASER INDEMNIFIED PARTIES: The term "Purchaser Indemnified Parties" shall mean Purchaser and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate of Purchaser, or any officer, director, employee, trustee, shareholder, partner or principal of any such shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate or any advisor or consultant of any of the foregoing.

     RECEIVABLES: The term "Receivables" shall mean all rental payments, expense reimbursements and other monetary obligations of any kind due and owing or to become due and owing to Seller for the period prior to and including the Apportionment Date under (i) the Leases and (ii) all space leases, licenses, occupancy or other agreements granting any rights of use, occupancy or possession in or to the Common Elements or any portion thereof, and shall include, without limitation, all guaranties of such agreements, as all of the same may have been amended.

     REPRESENTATIVES: The term "Representatives" shall mean, with respect to any person or entity, such person's or entity's agents or representatives, including, without limitation, its directors, officers, employees, affiliates, partners, agents, contractors, engineers, attorneys, accountants, consultants, brokers or financial advisors.

     SELLER: The term "Seller" is defined in the Preamble to this Agreement.

     SELLER INDEMNIFIED PARTIES: The term "Seller Indemnified Parties" shall mean Seller and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate or any advisor or consultant of any of the foregoing.

     SELLER'S KNOWLEDGE: The term "Seller's Knowledge" or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied or constructive) knowledge of Brian McDonald, Thomas Zizzi and Leslie Heifetz without such persons having any obligation to make an independent inquiry or investigation.

     SSB: The term "SSB" is defined in Section 5(a) of this Agreement.

     STANDARD TENANT ESTOPPEL: The term "Standard Tenant Estoppel" is defined in
     Section 23(j) of this Agreement.

     STATE TRANSFER TAX: The term "State Transfer Tax" is defined in Section 9(b)(i) of this Agreement.

     SYSTEMS AGREEMENT: The term "Systems Agreement" shall mean that certain Systems Agreement dated as of the date hereof among Seller, Purchaser, the Board of Managers and the Other Board of Managers.

     TENANT ALLOWANCES: The term "Tenant Allowances" shall mean all tenant improvement expenses (including all hard and soft construction costs, whether payable to the contractor or to the tenant), tenant allowances, moving expenses and other out-of-pocket costs incurred by the landlord of the Unit in connection with the leasing of space in the Unit.

     THE 399 PARK AVENUE CONDOMINIUM: The term "The 399 Park Avenue Condominium" shall mean the condominium created pursuant to the terms of The 399 Park Avenue Condominium Declaration.

     THE 399 PARK AVENUE CONDOMINIUM DECLARATION: The term "The 399 Park Avenue Condominium Declaration" shall mean that certain Second Amended and Restated Declaration of Condominium dated as of January 1, 1995 Establishing a Plan for Condominium Ownership of the Premises known as 399 Park Avenue.

     TITLE EXCEPTIONS: The term "Title Exceptions" shall mean any lien, encumbrance, security interest, charge, reservation, lease, tenancy, easement, right-of-way, encroachment, restrictive covenant, condition or limitation affecting the Unit.

     TITLE INSURER: The term "Title Insurer" shall mean any reputable title insurer (or title insurers in the case of co-insurance) licensed to do business by the State of New York, as specified by Purchaser, acting in its reasonable discretion, by written notice to Seller given not less than forty-five (45) days prior to the Closing, which notice to Seller shall contain the written agreement of any such title insurer(s) to execute and deliver the Exchange Agreement substantially in the form of Exhibit J attached hereto.

     TRANSFER TAX FORMS: The term "Transfer Tax Forms" is defined in Section 10(c) of this Agreement.

     UNANTICIPATED CAPITAL EXPENDITURES: The term "Unanticipated Capital Expenditures" shall mean those Capital Expenditures incurred with respect to the Unit during the Interim Period that are (i) not the cost of performing Budgeted Repairs, (ii) unknown and unanticipated on the date hereof, and (iii) not covered by insurance required to be maintained by Seller in accordance with the terms of this Agreement.

     UNANTICIPATED CAPITAL IMPROVEMENTS: The term "Unanticipated Capital Improvements" shall mean those capital improvements the cost of which is properly categorized as an Unanticipated Capital Expenditure.

     UNIT: The term "Unit" is defined in the third WHEREAS clause of this Agreement.

     UNIT DEED: The term "Unit Deed" is defined in Section 10(a) of this Agreement.

     UNIT ONE CITIBANK LEASE: The term "Unit One Citibank Lease" shall mean that certain Office Space Lease dated August 19, 1994 between Dai-ichi Life (U.S.A.) Inc. (predecessor-in-interest to Purchaser), as landlord, and Seller, as tenant, with respect to floors 23-25 in Citigroup Center Office Unit One (as such term is defined in the Condominium Declaration), as amended by the Unit One Citibank Lease Amendment.

     UNIT ONE CITIBANK LEASE AMENDMENT: The term "Unit One Citibank Lease Amendment" shall mean that certain First Lease Amendment in the form of
     Exhibit I attached hereto.

     VOLUNTARY LEASE EVENT: The term "Voluntary Lease Event" shall mean a Lease Event which is not a sublease, assignment, termination, exercise of an expansion or renewal option or other matter specifically provided for and contemplated by an Existing Lease and which is approved by Purchaser as a Purchaser Consent Action.

         2.  PURCHASE AND SALE.

         (a) Subject to the terms and provisions set forth in this Agreement, on the Closing Date: (i) Seller shall transfer, assign and convey the Unit to Purchaser, and (ii) Purchaser shall pay the Purchase Price to the Exchange Intermediary as provided in subsection (b) below.

         (b) The Purchase Price (as adjusted in accordance with the Customary Adjustments set forth in Section 6 and the adjustments set forth in Section 7 and Section 8A) is payable by Purchaser in full on the Closing Date. The payment of the Purchase Price to be made pursuant to the preceding sentence shall be paid by wire transfer to an account or accounts of Exchange Intermediary or as specified in writing by Seller or Exchange Intermediary.

         (c) Purchaser acknowledges that, irrespective of whether DLIP assigns its rights under this Agreement to, or designates the right to take title to the Unit to, a third party, it is the intention of Seller to convey the Unit to Purchaser in exchange for Unit 1 in The 399 Park Avenue Condominium and DLIP's ownership interests in the Common Elements (as such term is defined in the Other Agreement), which shall be transferred to Seller pursuant to the Other Agreement, in a manner that qualifies for non-recognition treatment under
Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") and should be interpreted consistent with such section (or any successor section) and any Treasury Regulations promulgated thereunder. Such conveyance to Purchaser shall be made in consideration of Purchaser acknowledging all agreements (including, without limitation, an exchange agreement substantially in the form of Exhibit J attached hereto (the "Exchange Agreement")) necessary for First American Exchange Corporation, or such other reputable, nationally recognized exchange intermediary selected by Seller (the "Exchange Intermediary") to effectuate a "like-kind" exchange (the "Exchange Option"). The provisions of the Exchange Agreement shall be deemed incorporated into this Agreement in their entirety. Seller agrees that Purchaser's cooperation with respect to the Exchange Option shall not modify the rights or obligations of either party to this Agreement, except as set forth in the Exchange Agreement and the other documents that will be required to be executed pursuant to the Exchange Agreement in connection with the Exchange Option. In the event that any provision of the Exchange Agreement conflicts with any subsequent changes in
Section 1031 of the Code or regulations thereunder, Seller and Purchaser agree to amend or modify such provision to the extent necessary to permit the transaction contemplated thereby to qualify for non-recognition treatment under
Section 1031 of the Code provided that neither Seller nor Purchaser is adversely affected by such amendment or modification.

         (d) Included in the sale of each Unit is all of the right, title and interest of Seller in and to the following:

                  (i)     an undivided interest in the Common Elements;

                  (ii) all easements, covenants, servitudes and other rights and interests now belonging or appertaining to, or comprising a part of, the Unit, and all right, title and interest of Seller in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or behind or otherwise adjoining the Unit and to the center line thereof;

                  (iii) the buildings, structures, fixtures and other improvements (including, without limitation, escalators), and the furniture, equipment, supplies, tools, machinery, security systems, computer software and other personal property (excluding items owned, or leased from leasing companies, by any tenants or any property manager who is not an affiliate of Seller and also excluding the lobby building directory) which are now located on or attached to the Unit, and any leases under which any of the same may be under lease to Seller for use at the Unit;

                  (iv) to the extent they may be transferred under applicable law, all licenses, permits, approvals and authorizations required for the use and operation of all or any part of the Unit;

                  (v) the assignable Contracts (other than those terminated in accordance with Section 11(a)(x) of this Agreement);

                  (vi) to the extent they may be transferred, warranties covering any portion of the Unit or any of the other property included in the transaction contemplated by this Agreement;

                  (vii) the Leases, together with all security deposits paid under the Leases;

                  (viii) all existing surveys, operation surveys, management reports, equipment operation standards, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing plans and specifications) pertaining to the Unit or the Condominium in the possession or control of Seller;

                  (ix) all available tenant lists, lease files, correspondence, documents, booklets, manuals and promotional and advertising materials concerning the Unit or used in connection with the operation of the Unit or the Condominium, or any part thereof, to the extent any of the foregoing are located at the Unit (or any of Seller's offices) or any property manager's office or otherwise in possession of Seller, and shall specifically exclude any internal books and records of Seller (except to the extent relating to the operation of the Unit) maintained at any of Seller's offices, internal and external appraisals of the Unit and any other privileged or proprietary information not otherwise in the possession of Seller; and

                  (x) all other intangible personal property owned by Seller or in which Seller otherwise has an interest, and used solely in connection with or arising in connection with the business conducted on or from the Unit or any part thereof, including, if available, telephone exchange numbers, specifically excluding, however, any names or marks of Seller or any affiliates of Seller.

Seller shall deliver or cause to be delivered to Purchaser at the Closing such deeds, bills of sale, assignments or other transfer documents necessary to transfer Seller's interest in and to all of the foregoing property to Purchaser consistent with the terms of this Agreement, which obligation shall survive the Closing for a period of one (1) year.

         (e) Seller and Purchaser acknowledge and agree that the value of the Church Lease and the personal property that is included in the transaction contemplated by this Agreement is DE MINIMIS and no part of the Purchase Price is allocable thereto.

         3. THE CITIBANK LEASE. On the Closing Date, Purchaser shall lease to Seller and Seller shall hire from Purchaser, the Citibank Leased Premises, pursuant to the terms and conditions of the lease attached hereto as Exhibit K (the "Citibank Lease").

         4.  STATUS OF TITLE; TITLE
             INSURANCE AND SURVEY COSTS

         (a) The Unit shall be conveyed to Purchaser, subject only to (i) the standard exceptions and provisions contained in the form of 1992 ALTA owner's title insurance policy employed by the Title Insurer, (ii) those matters set forth on Schedule 4(a) to this Agreement, (iii) any Title Exceptions that are created, allowed or suffered to exist by Purchaser or the Board of Managers and
(iv) any Title Exceptions that are approved or waived by Purchaser in writing (collectively, the "Permitted Encumbrances"). Mechanics liens and other liens or encumbrances related to proposed or actual work with respect to the Unit shall not in any circumstance constitute Permitted Encumbrances. Seller shall use its good faith commercially reasonable efforts to cause all open building permits with respect to the Unit (other than those which are the responsibility of any tenant or other occupant of the Unit) to be closed out on or before the Closing Date. Notwithstanding the foregoing, if such permits have not been closed out on or before the Closing Date, Seller shall deliver an undertaking to Purchaser at Closing to cause such open building permits to be closed out.

         (b) Seller shall not create or allow or suffer to exist any Title Exception which is not a Permitted Encumbrance without the consent of Purchaser. Each of Seller and Purchaser agree that during the period prior to the Closing its representatives to the Board of Managers will approve Title Exceptions only with the contemporaneous unanimous approval of the other party's representatives to the Board of Managers. If on the date of the Closing, there are any Title Exceptions that are not Permitted Encumbrances, Purchaser shall, to the extent necessary or required, cooperate with Seller in removing such Title Exceptions or causing such Title Exceptions to be removed, and Seller shall be absolutely and unconditionally obligated to pay, discharge and/or otherwise remove such Title Exceptions (other than those created or allowed or suffered to exist by Purchaser or the Board of Managers) or to cause any such Title Exceptions to be removed irrespective of the cost therefor, and the Purchaser shall have such rights of action against Seller, at law or in equity, to cause Seller to convey title to the Unit subject only to Permitted Encumbrances. Notwithstanding the foregoing, Purchaser may elect to accept such title as Seller can convey, notwithstanding the existence of Title Exceptions that are not Permitted Encumbrances. In such event, this Agreement shall remain in effect and the parties shall proceed to Closing, but Purchaser shall not be entitled to any credit or allowance of any kind or any claim or right of action against Seller for damages or otherwise by reason of the existence of any Title Exceptions which are not Permitted Encumbrances.

         (c) The costs of examination of title (including all UCC, tax and other searches) and title premiums for the issuance by the Title Insurer of policies of title insurance insuring Purchaser's fee interest in the Unit, conforming to the requirements of Purchaser (other than endorsements required to be obtained by Seller pursuant to Section 4(b) to remove Title Exceptions that are not Permitted Encumbrances or additional title premiums payable in connection with the removal of such Title Exceptions by Seller), shall be paid by Purchaser. The cost of obtaining new or updated surveys for the Unit, conforming to the requirements of Purchaser or its assignee or designee shall be paid by Purchaser.

         (d) If any title report discloses judgments, bankruptcies or other returns against other persons having names the same as, or similar to, that of Seller, Seller on request, shall deliver to the Title Insurer affidavits showing that such judgments, bankruptcies or other returns are not against Seller in order to induce the Title Insurer to omit exceptions with respect to such judgments, bankruptcies or other returns or to insure over same. In addition, Seller, on request, shall deliver to the Title Insurer, all customary affidavits reasonably required by the Title Insurer to omit (i) exceptions with respect to municipal emergency repairs, (ii) exceptions with respect to (A) retroactive street vault charges, together with interest and penalties thereon, and (B) work done by the City of New York upon the Unit or the Condominium or any demand made by the City of New York for any such work that may result in charges by the New York City Department of Environmental Protection for water tap closings or any related work, (iii) exceptions with respect to fees for inspections, reinspections, examinations and services performed by the Department of Buildings or for permits issued by the Department of Buildings and (iv) any other exceptions of a similar type. Seller, on request, shall also deliver to the Title Insurer all customary affidavits reasonably required by the Title Insurer to modify or omit (in accordance with the customary practice in New York City) the standard printed exceptions to title contained in the form of 1992 ALTA owner's title insurance policy employed by the Title Insurer.


         (e) To the extent necessary or required, Purchaser shall cooperate with Seller and, upon request of Seller, deliver to the Title Insurer such affidavits as may be required by the Title Insurer (by virtue of the fact that the Unit is subject to the condominium form of ownership) to enable the Title Insurer to insure Purchaser's title to the Unit in the manner required by this Agreement.

         5.  BROKERS AND ADVISORS.

         (a) Purchaser represents and warrants that it has not dealt or negotiated with any broker with respect to the transactions contemplated by this Agreement other than Jones Lang LaSalle and LaSalle Investment Management, Inc. (collectively, "JLL") and Salomon Smith Barney Inc. ("SSB") and Purchaser shall pay all fees due to JLL in connection therewith pursuant to a separate agreement. Purchaser shall indemnify, defend and hold Seller harmless, from and against any and all loss, cost, damage, claim, liability and expense (including, without limitation, reasonable attorneys' fees) resulting from a breach of the foregoing representation and warranty.

         (b) Seller represents and warrants that it has not dealt or negotiated with any broker with respect to the transactions contemplated by this Agreement other than JLL and SSB and Seller shall pay all fees due to SSB in connection therewith pursuant to a separate agreement. Seller shall indemnify, defend and hold Purchaser harmless, from and against any and all loss, cost, damage, claim, liability and expense (including, without limitation, reasonable attorneys' fees) resulting from a breach of the foregoing representation and warranty.

         (c) Purchaser shall be responsible for the payment of all professionals and advisors retained by Purchaser in connection with the transactions contemplated by this Agreement. Seller shall be responsible for the payment of all professionals and advisors retained by Seller in connection with the transactions contemplated by this Agreement.

         (d) The provisions of this Section 5 shall survive the Closing for a period without expiration.

         6.  CUSTOMARY CLOSING ADJUSTMENTS.

         (a) The following are to be apportioned for the Unit as of the Apportionment Date (subject to the rights of tenants under their Leases), and shall (except as expressly set forth herein) constitute an adjustment with respect to the Purchase Price as of the Apportionment Date:

                  (i) real estate taxes, personal property taxes and all assessments (special and general) for the current tax fiscal period in progress on the Apportionment Date (it being agreed that the same shall be adjusted on an accrual basis). If the rate or amount of such taxes shall not be fixed prior to the Closing Date, the adjustment thereof as of the Apportionment Date shall be upon the basis of the rate for the preceding tax fiscal period applied to the latest assessed valuation (or, if none, other basis of valuation, including without limitation, written opinions of tax adjusters or as otherwise agreed to by Seller and Purchaser), and the same shall be further adjusted no later than thirty (30) days after the date on which the taxes for the current tax fiscal period in progress on the Apportionment Date are paid;

                  (ii) unless final meter readings are obtained on the Apportionment Date (for which Seller shall be solely responsible), vault charges, water and sewer service charges, and charges for all other public utilities, including, without limitation, steam, electricity and gas (to the extent the Unit owner is responsible for the payment thereof). The rights to the return of any deposits with utility companies shall be retained by Seller. Purchaser shall promptly upon request of Seller put up any replacement deposit on or about the Closing Date which may be required by a utility company as a precondition to the release of Seller's deposit;

                  (iii) base rents, fixed rents, additional rents, escalation rents, percentage rents and any other rents (exclusive of advance rents and security deposits) paid or payable for the billing period in progress as of the Apportionment Date in accordance with Section 8A of this Agreement; it being agreed that to the extent, on the Apportionment Date, additional rents, escalation rents, percentage rents or other rents have not been collected for such billing period, then each such item shall be adjusted retroactively to the Apportionment Date in accordance with Section 8A and this Section 6 no later than thirty (30) days after each such item has been collected. Percentage rent, payments or reimbursements on account of operating expenses and real estate taxes, utility charges and any other payments, reimbursements or contributions by tenants under the Leases shall be prorated as follows:
         (y) with respect to percentage rents (if any), Purchaser shall furnish to Seller promptly upon receipt copies of all sales reports from tenants who owe percentage rent for any period prior to the Apportionment Date, whereupon the percentage rent due (if any) shall be promptly calculated and the proration between Seller and Purchaser computed as of the Apportionment Date; and (z) the amount of any other rents, payments, reimbursements or contributions to be made by any tenant shall be computed in accordance with such tenant's Lease as existing as of the Apportionment Date; and (provided that such tenant's rent payments are not in arrears) Purchaser shall remit to Seller Seller's pro rata portion of such percentage rents (if any) and any other rents, payments, reimbursements or contributions (based upon apportionment being made as of the Apportionment Date) promptly after such rents, payments, reimbursements or contributions have been collected by Purchaser from such tenant. If Seller has collected estimated amounts of prepayments in excess of the amounts properly payable under any tenant's Lease, (i) Seller shall promptly remit said excess to Purchaser after notice from Purchaser and after such excess is verified by a review or analysis of estimated prepayments in accordance with such tenant's Lease, (ii) Purchaser shall promptly remit to the applicable tenant any such excess paid over to Purchaser pursuant to the preceding clause (i), and (iii) Purchaser shall indemnify and hold Seller harmless from all claims, demands, causes of actions, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) asserted against or incurred by Seller in connection with or arising out of Purchaser's failure to fulfill its obligations pursuant to the preceding clause (ii) of this sentence;

                  (iv) permit fees and license fees with respect to any assigned permits and licenses;

                  (v) charges and payments under assignable Contracts (other than those terminated in accordance with Section 11(a)(x) of this Agreement) or permitted renewals or replacements thereof; and

                  (vi) insurance premiums and other similar prepaid expenses (to the extent Purchaser retains the same), Common Charges and Limited Common Charges (as such terms are defined in the Condominium Declaration) and any Grand Central Partnership payments or dues applicable to the Unit, operating agreement payments (if such agreements are assumed by Purchaser) and such other items that, in New York, New York, are customarily prorated, adjusted or paid in accordance with the "customs in respect to title closings" recommended by The Real Estate Board of New York, Inc., as amended and in effect on the date of Closing, in connection with the sale or exchange of property similar to the Unit, consistent with the terms and provisions of this Agreement.

         (b) All funds in any operating accounts, reserve accounts or any other accounts pertaining to the Unit on the Apportionment Date, whether in the name of Seller or any property manager of the Unit, shall (subject to the terms of any applicable Leases and the adjustments required under this Agreement) be retained by Seller or applied as Seller shall direct, and all cash, coins and petty cash to which Seller is entitled (including, without limitation, cash in coin operated machines, if any) located in the Unit shall be counted by Seller or any such property manager on the Apportionment Date and the same shall be retained by Seller or remitted to Seller by any such property manager.

         (c) The security deposits and advance rents with respect to the Leases (together with any interest thereon required pursuant to the terms of the Leases or applicable law) shall not be pro-rated, but instead shall be paid over to Purchaser on the Closing Date, provided that, if such security deposits or advance rents are in the possession or control of any property manager, at Purchaser's request Seller shall direct such property manager in writing to retain possession or control thereof for the benefit of Purchaser. Promptly after the Closing (irrespective of when such Closing occurs), Seller shall transfer or cause to be transferred to Purchaser any and all letters of credit and Seller's interest in any certificates of deposit held by Seller as security for a tenant's performance under any of the Leases being assigned to Purchaser. If any such letter of credit is non-transferable, Seller shall use its good faith efforts to have such letter of credit reissued in the name of Purchaser (at Seller's sole cost and expense), and failing that, Seller agrees to continue holding any such non-transferable letter of credit and agrees to present the letter of credit for payment or to release the letter of credit on the written instructions of Purchaser and will remit any funds collected thereunder to Purchaser (less any reasonable costs of collection), provided that Seller is indemnified and held harmless by Purchaser from and against any liability, cost or expense as a result thereof.

         (d) INTENTIONALLY OMITTED.

         (e) UNANTICIPATED CAPITAL EXPENDITURES. Seller shall be responsible for the payment of all Unanticipated Capital Expenditures incurred during the Interim Period. If on the Closing Date any Unanticipated Capital Improvements have not been completed and/or funded by Seller, then Purchaser shall receive a credit at Closing in an amount equal to the amount of any such unfunded items and the cost to complete any such unfunded work.

         (f) LEASING COMMISSIONS, TENANT ALLOWANCES AND BUDGETED REPAIRS. Seller and Purchaser shall each be responsible for the payment of those (i) Leasing Commissions relating to Existing Leases and Approved New Leases allocable to each such party as set forth on Schedule 6(f)(i) attached to this Agreement,
(ii) Tenant Allowances that are the obligation of the landlord under the Existing Leases and the Approved New Leases allocable to each such party as set forth on Schedule 6(f)(ii) attached to this Agreement and (iii) Budgeted Repairs under Construction Contracts allocable to each such party as set forth on
Schedule 6(f)(iii) attached to this Agreement. If on the Closing Date any items allocable to Seller on any of the foregoing Schedules 6(f)(i)-(iv) in respect of Budgeted Repairs, Leasing Commissions or Tenant Allowances have not been completed and/or funded by Seller, then Purchaser shall receive a credit at Closing in an amount equal to the amount of any such unfunded items and the cost to complete any such unfunded work.

         (g) INTENTIONALLY OMITTED.

         (h) SURVIVAL. Seller and Purchaser agree to use reasonable efforts to calculate all adjustments required under this Section 6 with respect to those items of income and expense that are ascertainable on the Apportionment Date by no later than the sixty (60) days after the Apportionment Date. Each other item of income and expense that is subject to adjustment under this Section 6 but that is not ascertainable on the Apportionment Date will be adjusted retroactive to the Apportionment Date, and the payment made on such adjustment within sixty
(60) days after the date that such adjustment becomes ascertainable (I.E., the date by which each party, in its good faith business judgment, has sufficient information to make such adjustment). The parties agree that each party shall have the right, during the period commencing on the Closing Date and terminating at the close of business on the one hundred eightieth (180th) day after the Closing Date, on reasonable advance written notice to the other, from time to time during regular business hours, to review the books and records of such other party pertaining solely to the operations of the Unit to the extent necessary to confirm the amounts of adjustments payable to Seller and/or Purchaser following the Apportionment Date and in furtherance thereof the parties shall, upon reasonable advance written notice, make their respective books and records available for the other during regular business hours and shall use their good faith commercially reasonable efforts to cause the managing agent of the Common Elements to make available the applicable portion of its books and records for such purpose. Seller and Purchaser shall cooperate as necessary following the Closing Date in order to promptly and in good faith discharge their respective obligations under this Section 6. Notwithstanding the foregoing, any claim for an adjustment under Section 6(a) will be valid if made in writing with reasonable specificity within one (1) year after the Closing Date, except in the case of items of adjustment which at the expiration of such period are subject to pending litigation or administrative proceedings. Claims with respect to items of adjustment that are subject to litigation or administrative proceedings will be valid if made on or before the later to occur of (i) the date that is one (1) year after the Closing Date and (ii) the date that is one hundred eighty (180) days after a final non-appealable order shall have issued in such litigation or administrative hearing. Both parties shall use good faith efforts to resolve any disputed claims promptly. The provisions of this Section 6 shall survive the Closing. Purchaser shall notify, or shall cause any property manager retained by it to notify, Seller of any reimbursement adjustment to which Seller becomes entitled under the provisions of this Section 6 promptly after Purchaser or such property manager determines that such reimbursement adjustment is due to Seller.

         7.  EFFECT OF CERTAIN LEASE EVENTS.

         (a) In addition to the Customary Adjustment being calculated as of the Apportionment Date with respect to the Unit in accordance with the provisions of
Section 6 above and the adjustments set forth in Section 8A, the adjustments set forth in this Section 7 shall, to the extent applicable, be made on the Closing Date.

         (b) If a Contractual Right Lease Event occurs with respect to an Existing Lease during the Interim Period, then (i) during the Interim Period, Seller alone shall continue to be responsible for the payment of all costs and expenses attributable to such Existing Lease (as adjusted for the effect of the Contractual Right Lease Event) and Seller alone shall continue to be entitled to the receipt of all income generated from such Existing Lease (as adjusted for the effect of the Contractual Right Lease Event) and (ii) from and after the Closing Date, Purchaser alone shall be responsible for the payment of all costs and expenses attributable to such Existing Lease (as adjusted for the effect of the Contractual Right Lease Event) and Purchaser alone shall be entitled to the receipt of all income generated from such Existing Lease (as adjusted for the effect of the Contractual Right Lease Event). If the Contractual Right Lease Event results in an Adjusted NOI which exceeds the Pro Forma NOI (a "Positive NOI Adjustment"), then the Positive NOI Adjustment shall inure to the benefit of Seller from and after the occurrence of the Contractual Right Lease Event up to and including the Apportionment Date. If the Contractual Right Lease Event results in a Positive NOI Adjustment, then the Positive NOI Adjustment shall inure to the benefit of Purchaser from and after the Closing Date. Conversely, if a Contractual Right Lease Event occurs during the Interim Period and such Contractual Right Lease Event results in an Adjusted NOI which is less than the Pro Forma NOI (a "Negative NOI Adjustment"), then the Negative NOI Adjustment shall be borne by Seller from and after the occurrence of the Contractual Right Lease Event up to and including the Apportionment Date and shall be borne by Purchaser from and after the Closing Date. Without limiting the generality of the foregoing, if upon the occurrence of a Contractual Right Lease Event which results in the termination of any Existing Lease, any fee or other payment required to be made by the applicable tenant under such Existing Lease is in fact paid during the Interim Period as a condition to the termination of such Existing Lease, such fee or other payment shall belong exclusively to Seller. Any subsequent re-leasing of the space (or any portion thereof) previously demised under such terminated Existing Lease during the Interim Period shall constitute a Purchaser Consent Action, subject to the provisions of Section 8(a)(i) of this Agreement, it being the intention of the parties that Purchaser shall ultimately bear all the risks and rewards of such re-leasing; provided, however, (i) during the Interim Period, subject to the following provisions of this Section, Seller alone shall be responsible for the payment of all costs and expenses of re-leasing the space in question (including, without limitation, all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees) and Seller alone shall be entitled to the receipt of all income therefrom and (ii) from and after the Closing Date, Purchaser alone shall be responsible for the payment of all costs and expenses of re-leasing the space in question (including, without limitation, all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees) and Purchaser alone shall be entitled to the receipt of all income therefrom. Notwithstanding the foregoing, (i) if the expenses incurred by Seller during the Interim Period in connection with such re-leasing of the space (or any portion thereof) previously demised under an Existing Lease exceeds the gross income received by Seller during the Interim Period as the result of such re-leasing, then Seller shall receive a credit at Closing in the amount of such excess and (ii) if the gross income received by Seller during the Interim Period as the result of such re-leasing of the space (or any portion thereof) previously demised under an Existing Lease exceeds the expenses incurred by Seller during the Interim Period in connection with such re-leasing, then Purchaser shall receive a credit at Closing in the amount of such excess. Notwithstanding the foregoing, with respect to any Contractual Right Lease Event that does not result in the termination of an Existing Lease, at Closing, Seller shall also receive a credit in an amount equal to all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees incurred in connection with such Contractual Right Lease Event.

         (c) If an Involuntary Lease Event occurs with respect to an Existing Lease during the Interim Period, then during the Interim Period, Seller alone shall continue to be responsible for the payment of all costs and expenses attributable to such Existing Lease (as adjusted for the effect of the Involuntary Lease Event) and Seller alone shall be entitled to the receipt of all income generated from such Existing Lease (as adjusted for the effect of the Involuntary Lease Event). If the Involuntary Lease Event results in a Negative NOI Adjustment, then the Negative NOI Adjustment shall be borne by Seller from and after the occurrence of the Involuntary Lease Event up to and including the Apportionment Date and shall be borne by Purchaser from and after the Closing Date. Following the occurrence of an Involuntary Lease Event during the Interim Period which results in a tenant vacating the space demised under an Existing Lease prior to the scheduled expiration thereof, any subsequent re-leasing of the space (or any portion thereof) previously demised under such Existing Lease during the Interim Period shall constitute a Purchaser Consent Action, subject to the provisions of Section 8(a)(i) of this Agreement, it being the intention of the parties that Purchaser shall ultimately bear all the risks and rewards of such re-leasing; provided, however, (i) during the Interim Period, subject to the following provisions of this Section, Seller alone shall be responsible for the payment of all costs and expenses of re-leasing the space in question (including, without limitation, all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees) and Seller alone shall be entitled to the receipt of all income therefrom and (ii) from and after the Closing Date, Purchaser alone shall be responsible for the payment of all costs and expenses of re-leasing the space in question (including, without limitation, all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees) and Purchaser alone shall be entitled to the receipt of all income therefrom. Notwithstanding the foregoing, (i) if the expenses incurred by Seller during the Interim Period in connection with such re-leasing of the space (or any portion thereof) previously demised under an Existing Lease exceeds the gross income received by Seller during the Interim Period as the result of such re-leasing, then Seller shall receive a credit at Closing in the amount of such excess and (ii) if the gross income received by Seller during the Interim Period as the result of such re-leasing of the space (or any portion thereof) previously demised under an Existing Lease exceeds the expenses incurred by Seller during the Interim Period in connection with such re-leasing, then Purchaser shall receive a credit at Closing in the amount of such excess. The collection of Receivables and other amounts due from tenants as the result of an Involuntary Lease Event shall be undertaken in accordance with the provisions of
Section 8A and any sums actually collected as a result thereof shall be applied in the manner prescribed in such Section.

         (d) If a Voluntary Lease Event occurs with respect to an Existing Lease during the Interim Period, then, subject to the following provisions of this Section, (i) during the Interim Period, Seller alone shall continue to be responsible for the payment of those costs and expenses (including, without limitation, all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees) attributable to such Existing Lease (as adjusted for the effect of the Voluntary Lease Event), and Seller alone shall continue to be entitled to the receipt of all income generated from such Existing Lease (as adjusted for the effect of the Voluntary Lease Event), and
(ii) from and after the Closing Date, Purchaser alone shall be responsible for the payment of all costs and expenses (including, without limitation, all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees) attributable to such Existing Lease (as adjusted for the effect of the Voluntary Lease Event) and Purchaser alone shall be entitled to the receipt of all income from such Existing Lease (as adjusted for the effect of the Voluntary Lease Event). Notwithstanding the foregoing, (A) if the Pro Forma NOI which is allocable to an Existing Lease (as adjusted to reflect the actual Closing Date) is increased as the result of a Voluntary Lease Event, then Purchaser shall receive a credit at Closing in the amount of such excess and (B) if the Pro Forma NOI which is allocable to an Existing Lease (as adjusted to reflect the actual Closing Date) is decreased as the result of a Voluntary Lease Event, then Seller shall receive a credit at Closing in the amount of such shortfall. At Closing, Seller shall also receive a credit in an amount (without duplication of any operating expense item included in the calculation of Pro Forma NOI pursuant to the immediately preceding sentence) equal to all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees incurred during the Interim Period as the result of any Voluntary Lease Event with respect to an Existing Lease, including, without limitation, all such tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees incurred in connection with the re-leasing of any space which is vacated as a result of such Voluntary Lease Event.

         (e) The provisions of this Section 7 shall survive the Closing for a period of two (2) years.


         8.  OPERATION OF THE UNIT PRIOR TO CLOSING.

         (a) OPERATION OF THE UNIT DURING THE INTERIM PERIOD. During the Interim Period, Seller shall have the right and the obligation to continue to operate and maintain the Unit, subject to the limitations set forth in the Condominium Declaration. In connection therewith:

                  (i) From the date hereof until the Closing, Seller shall not take, or allow any property manager retained by it to take, any Purchaser Consent Action, without the prior written consent of the Purchaser (which consent may be withheld in Purchaser's sole and absolute discretion). With respect to any proposed Purchaser Consent Action to be submitted to Purchaser for its consent pursuant to the preceding sentence, Purchaser shall consent or deny its consent, within five (5) business days following receipt by Purchaser of Seller's notice requesting Purchaser's consent to the proposed action and providing Purchaser with all background information necessary for Purchaser to make its decision. Failure to respond within such five (5) business day period shall be deemed to be an approval of the Purchaser Consent Action in question. It is understood that a non-discretionary lease renewal, expansion, surrender of space, sublease or assignment right or other similar right expressly set forth in an Existing Lease in favor of a tenant shall not be deemed to be a Purchaser Consent Action to the extent that the specific terms therefor are embodied in the lease in question and are non-subjective in nature. For example, if a renewal has been granted in favor of a tenant for a specific term and at a specified fixed dollar rent per square foot, such renewal will not be a Purchaser Consent Action. On the other hand, if a renewal has been granted to a tenant for a specific term and at a fair market rent to be mutually agreed upon by the Seller and tenant, the ability of Seller to agree upon a fair market rent shall be a Purchaser Consent Action. In addition to the foregoing, Seller shall not take, or allow any property manager retained by it to take, any actions contained in clause (i) of the definition of Excluded Decisions to the extent such action relates to the granting or withholding of a consent right with respect to a material matter under any Lease or involves the incurrence of a material expenditure, obligation or other liability without first providing written notice to Purchaser of its intention to do so, and the reasons therefor; provided, however, Seller agrees that, to the extent requested in writing by Purchaser within three (3) business days after receipt by Purchaser of such notice from Seller, Seller shall refrain from taking any such contemplated action, provided that Purchaser agrees to indemnify and hold Seller harmless from any loss, cost, damage, claim, liability and expense (including, without limitation, reasonable attorneys' fees) which Seller shall incur resulting from Seller's failure to take any such action.

                  (ii)    Intentionally Omitted

                  (iii) From the date hereof until the Closing, Seller shall not take, or omit to take, any action that would have the effect of violating in any material respect any of the representations, warranties, covenants and agreements of Seller contained in this Agreement. Nothing contained in the foregoing sentence shall be construed to preclude Seller from taking, or omitting to take, any action that is (x) approved in writing by Purchaser (whether as a Purchaser Consent Action or otherwise), (y) required to be taken pursuant to this Agreement, or (z) pertaining to the Common Elements and approved by the Board of Managers. From the date hereof until the Closing, Purchaser shall not take, or omit to take, any action that would have the effect of violating in any material respect any of the representations, warranties, covenants and agreements of Purchaser contained in this Agreement.

                  (iv) From the date hereof until the Closing, Seller shall not sell, assign, or convey any right, title or interest whatsoever in or to the Unit, or create or permit to exist any lien, security interest, easement, encumbrance, charge or condition affecting the Unit (other than a Permitted Encumbrance), without the prior consent of Purchaser except to the extent relating to (w) actions reasonably necessary or desirable in connection with the marketing and sale of the Unit to the Purchaser pursuant to the Exchange Agreement contemplated by this Agreement, (x) leasing of the Unit or portions thereof as permitted in accordance with this Agreement, (y) items affecting the Common Elements approved by the Board of Managers or (z) items approved in writing by Purchaser (whether as a Purchaser Consent Action or otherwise).

                  (v) From the date hereof until the Closing, Seller shall promptly deliver to Purchaser copies of (a) written default notices, notices of lawsuits and notices of violations affecting the Unit that are sent or actually received by Seller, (b) without duplication of anything contained in the preceding clause (a), any notice received from the City of New York, any taxing authority and any other municipal, governmental or quasi-governmental entity or agency pertaining to the Unit, and any notices received from the Grand Central Partnership and (c) monthly operating statements for the Unit.

                  (vi) From the date hereof until the Closing, Seller shall maintain in full force and effect business interruption insurance to cover loss of rental income in an amount not less than twelve (12) months' projected gross income of the Unit and the other insurance polices described in Schedule 11(a)(xv) attached hereto and shall otherwise continue to operate the Unit in substantially the same manner as it operated the Unit prior to the execution and delivery of this Agreement and otherwise in a first-class manner, and shall pay all operating expenses and real estate taxes which are the responsibility of the owner of the Unit during the Interim Period.

                  (vii) From the date hereof until the Closing, Seller and Purchaser shall convene (by phone or in person) not less frequently than once per calendar week to discuss any and all matters relating to the operation, management, leasing, maintenance or repair of the Unit. Each party hereto shall exercise its rights and obligations under this Agreement in a manner which is consistent with the rights and obligations of the parties under the Condominium Declaration.

                  (viii) From the date hereof until the Closing, Seller shall file with the New York City Department of Finance ("NYCDF"), at such times and in such manner as may be required under New York City Administrative Codess.11-256 et. seq., the Industrial and Commercial Incentive Program ("ICIP"), a Certificate of Continuing Use and such other documentation as the NYCDF may reasonably require.

                  (ix) From the date hereof until the Closing, Seller shall deliver to Purchaser, promptly after the execution and delivery thereof by all parties thereto, copies of all agreements pertaining to Lease Events.


         8A. TREATMENT OF CERTAIN MATTERS.

         (a) COLLECTION OF RECEIVABLES, CURRENT SUMS AND ARREARAGES.

         (1) Seller shall, until the Closing Date, undertake its customary collection efforts to collect all Receivables and other amounts due from tenants (subject to the limitations provided in Section 8A(a)(5) below), which may include the submission of monthly invoices and follow-up invoices, and may (but need not) include the commencement or continuation of litigation or other proceedings, it being agreed that any monies received by Seller as a result of such collection efforts (net of the reasonable costs allocable to the collection of the same) attributable to the period prior to the Closing Date shall (except as specifically provided to the contrary in Sections 7(b), (c) and (d)) belong to Seller and shall not constitute a credit against the Purchase Price.

         (2) Purchaser shall, from and after the Closing Date, undertake its customary collection efforts on behalf of Seller to collect all Receivables for a period of six (6) months after the Closing Date (subject to the limitations provided in Section 8A(a)(5) below), which may include the submission of monthly invoices and follow-up invoices, and may (but need not) include the commencement or continuation of litigation or other proceedings, it being agreed that in such cases any monies received by Purchaser from and after the Closing Date from any party liable for any portion of the Receivables to be collected by Purchaser shall be applied in the following order:

         FIRST to the payment pro-rata (on the basis of costs incurred) of all reasonable costs of collection, including reimbursement to Seller or Purchaser of any legal fees or collection costs reasonably incurred by either of them and allocable to the collection of such Receivables pursuant to the foregoing provisions of this Section,

         SECOND to the payment of monies owed to Seller and Purchaser for the billing period in progress on the Closing Date,

         THIRD to Purchaser for sums owed to Purchaser relating to billing periods after the billing period in progress as of the Closing Date, and

         LAST             to the balance of any Receivables.

         (3) If within six (6) months following the Closing Date, any of the Receivables to be collected by Purchaser that are payable to Seller in accordance with the terms of this Section 8A(a) have not been collected and remitted to Seller, or Purchaser has not commenced litigation to collect such Receivables, then Seller may undertake its own efforts to collect such Receivables, including the commencement of litigation and other proceedings (but Seller shall not seek to evict any tenant or terminate any Lease), and in which event all sums collected by Seller as a result of such litigation (after payment of all costs and expenses) shall be applied in full satisfaction of the subject Receivables, it being agreed that Seller shall refrain from taking any such efforts during the six (6) month period following the Closing Date.

         (4) With respect to any pending litigation or other proceedings to collect any Receivables from tenants in occupancy on the Closing Date, Purchaser shall have the option on the Closing Date of either (i) continuing such litigation or proceedings (the costs of which shall be equitably apportioned between Seller and Purchaser, based upon the amounts ultimately paid to each, and reimbursed out of the first monies collected, if any) and Purchaser shall be substituted as the plaintiff, if necessary, or (ii) not continuing the litigation, whereupon Seller may continue such litigation in its own name and at its sole cost and expense, provided that such litigation shall not result in the eviction of the tenant or the termination of its Lease without Purchaser's consent, and in which event all sums collected by Seller as a result of such litigation (after payment of all actual out-of-pocket costs and expenses) shall be applied in full satisfaction of the subject Receivables.

         (5) Notwithstanding anything hereinabove provided, (i) during the Interim Period, Seller shall not settle or compromise any claims against any tenants of the Unit without Purchaser's prior written approval, it being agreed that the settlement or compromise of any such claims shall constitute a Purchaser Consent Action, subject to the provisions of Section 8(a) of this Agreement, (ii) after the Closing, neither Seller nor Purchaser shall settle or compromise any claims against any tenants of the Unit which include both Receivables payable to Seller and amounts payable to Purchaser without the other party's prior written approval, which approval shall not be unreasonably withheld or delayed and (iii) to the extent the Receivables that are subject to collection are the Receivables identified in clause (ii) of the definition of Receivables, the rights and obligations of Seller and Purchaser shall be qualified to provide that such parties shall use commercially reasonable good faith efforts to cause the Board of Managers to comply with the relevant provisions of Section 8A of this Agreement. Notwithstanding the foregoing, Purchaser shall have the right to settle or compromise a claim against a tenant of the Unit without the consent of (but after prior notice to) Seller to the extent such claim relates solely to the period of time after the Closing and provided that the settlement or compromise of such claim does not have a material adverse effect on any claim that Seller may have against such tenant.

         (6) Notwithstanding anything to the contrary hereinabove provided, Seller shall retain the sole right to collect (in such manner as it shall deem appropriate) those Receivables, if any, listed on Schedule 8A(a)(6) attached hereto as well as Receivables with respect to any tenant whose lease has terminated prior to the Apportionment Date and has vacated its demised premises, it being further agreed that Purchaser shall not be required to undertake any collection efforts with respect to such Receivables.

         (7) Any monies received by Seller or Purchaser that are to be applied to sums owed to the other party hereto hereunder (whether on account of Receivables, current sums due, arrearages or otherwise) shall be held in trust by Seller or Purchaser, as the case may be, for the benefit of the other party and remitted to such other party promptly after receipt. Seller and Purchaser shall reasonably cooperate with each other in the collection of Receivables and, provided there is no liability or material expense associated therewith, shall execute any documents reasonably requested by the other to collect such Receivables.

         (b) PROTEST PROCEEDINGS.

                  (1) GENERALLY. As of the date of this Agreement, Seller may have engaged various law firms or consultants to protest the valuation of the Unit ("Protest Proceedings") for the purpose of protesting the amount of ad valorem taxes for certain tax fiscal periods, some of which taxes may have been paid by Seller and some of which taxes either are not yet due and payable or have not been paid. With respect to the tax year in which the Closing occurs, and all prior tax years, Seller is hereby authorized (during the Interim Period) to continue any Protest Proceeding for the Unit, it being acknowledged that the trial or settlement of any such Protest Proceeding during the Interim Period shall constitute a Purchaser Consent Action, subject to the provisions of Section 8(a) of this Agreement. All net tax refunds and credits attributable to any tax year prior to the tax year in which the Closing occurs shall belong to and be the property of Seller, subject to the rights of tenants under their respective Leases. All net tax refunds and credits attributable to any tax year subsequent to the tax year in which the Closing occurs shall belong to and be the property of Purchaser, subject to the rights of tenants under their respective Leases. All net tax refunds and credits attributable to any tax year not described in the preceding two (2) sentences shall be divided between Seller and Purchaser in accordance with the apportionment of taxes set forth in Section 8A(b)(2) below. Seller and Purchaser agree to cooperate with one another in connection with the prosecution of any such proceedings and to take all reasonable steps, whether before or after the Closing Date, as may be reasonably necessary to carry out the intention of the foregoing, including, without limitation, to the extent in a party's possession, the delivery to the party pursuing the appeal of any relevant books and records, including receipted tax bills and canceled checks used in payment of such taxes, and, provided that there is no liability or material expense to the party delivering such materials in doing so, the execution of any and all consents or other documents, and the undertaking of any act necessary for the collection of such refund. The parties agree to keep one another apprised of all such proceedings, to provide one another (except to the extent that the attorney-client privilege would be violated) with copies of all relevant books, records and documentation relating to any such proceeding, and with respect to any course of action which the pursuing party could reasonably expect to have a material impact on any proceeding or on the outcome of any proceeding, such party agrees to consult with the other party and to obtain such party's consent (which consent shall not be unreasonably withheld or delayed) before proceeding with any such action. Notwithstanding the foregoing limitation, Seller agrees that neither Seller nor its representatives will withhold, because of the attorney-client privilege or work product immunity, from Purchaser or its representatives any relevant information received by Seller or its representatives from, or delivered by Seller or its representatives to, the New York City taxing authorities. If either party hereto shall receive any refund payments contemplated by this subsection 8A(b) which are properly payable to the other party, such payments shall be held in trust by such party, for the benefit of the other, and remitted to such other party promptly after receipt.

                  (2) The Net Refund (as hereinafter defined) payable by virtue of a favorable determination resulting from any Protest Proceeding with respect to the tax fiscal period in progress on the Apportionment Date shall be prorated between Seller and Purchaser on a per diem basis, with Seller being entitled to receive the portion thereof allocated to the portion of such tax fiscal period up to and including the Apportionment Date.

         The term "Net Refund" as used herein shall mean the portion of any refund (including, without limitation, any interest payable thereon) that is payable by virtue of a favorable determination resulting from any Protest Proceeding and that is entitled to be retained by the party so entitled thereto pursuant to the foregoing provisions after (i) payment or reimbursement (on a pro-rata basis) of all fees and out-of-pocket expenses including, without limitation, counsel fees and disbursements and consultant's fees incurred in obtaining such refund, the allocation of such expenses to be based upon the total refund obtained in such proceeding and in any other proceeding simultaneously involved in the trial or settlement and (ii) the refunding by such party of the portion of any such refund, if any, owing to tenants under the Leases on account of such refund attributable to the applicable periods covered thereby.

                  (3) Intentionally Omitted.

                  (4) CONTROL OF PROTEST PROCEEDINGS, SETTLEMENT AND COMPROMISE. In connection with any Protest Proceeding for the tax fiscal period in progress on the Closing Date, at Purchaser's request Seller shall, if possible, cause Purchaser to be substituted for Seller in such Protest Proceeding and any other pending Protest Proceedings for tax fiscal periods commencing prior to the tax fiscal period in progress on the Closing Date, or if not possible, Seller shall permit Purchaser to control the conduct of all such Protest Proceedings. Notwithstanding anything hereinabove provided, (i) during the Interim Period, Seller shall not settle or compromise any Protest Proceedings in which taxes for any tax fiscal period in progress on or prior to the Closing are being adjudicated without Purchaser's prior written approval, it being agreed that the settlement or compromise of any such Protest Proceedings shall constitute a Purchaser Consent Action, subject to the provisions of Section 8(a) of this Agreement and (ii) after the Closing, neither Seller nor Purchaser shall settle or compromise any Protest Proceedings pending on the Closing Date in which taxes for any tax fiscal period in progress on or prior to the Closing Date are being adjudicated without the other party's prior written approval, which approval shall not be unreasonably withheld or delayed. Seller and Purchaser shall otherwise cooperate with each other in all reasonable respects with respect to all Protest Proceedings. From and after the Closing Date, Purchaser shall have the right, subject to the above provisions of this Section 8A(b)(4) and subject to the terms and provisions of the Condominium Declaration, to withdraw, compromise, settle, try or otherwise deal with such petitions or applications with respect to the Unit as Purchaser in the exercise of its sole judgment shall deem appropriate.

         (c) SURVIVAL. The provisions of this Section 8A shall survive the Closing for a period without expiration.

         9. RECORDING CHARGES, TRANSFER AND CONVEYANCE TAXES; WITHHOLDING; INTERNAL REVENUE SERVICE REPORTING REQUIREMENTS.

         (a) RECORDING CHARGES; TAXES GENERALLY. Purchaser shall pay all recording charges and fees and sales taxes, if any, imposed in connection with the conveyance of the Unit to Purchaser. All real estate transfer and conveyance taxes paid or payable in connection with the transactions herein contemplated shall be paid by Seller and/or Purchaser in the manner hereinafter provided in this Section 9.

         (b) TRANSFER TAXES.

                  (i) Seller shall pay the New York State Real Estate Transfer Tax (the "State Transfer Tax") in accordance with Article 31 of the Tax Law of the State of New York, and the New York City Real Property Transfer Tax (the "City Transfer Tax") imposed by Chapter 21, Title 11 of the Administrative Code of the City of New York, in connection with the conveyance of the Unit to Purchaser in accordance with the provisions of this Agreement. Seller shall defend, indemnify and hold harmless Purchaser from and against any loss, cost, damage, claim, liability and expense (including, without limitation, reasonable attorneys' fees) that may be suffered or incurred by Purchaser by reason of the failure of Seller to pay the State Transfer Tax and the City Transfer Tax, if applicable, as pertains to this transaction, as provided in this Section 9(b), it being understood that the foregoing indemnification shall not apply to any tax liability resulting from an actual disposition of the Unit by Purchaser following its acquisition thereof at the Closing.

                  (ii) In addition to the foregoing, Seller shall defend, indemnify and hold harmless Purchaser from and against any additional State Transfer Tax and/or City Transfer Tax (inclusive of interest and penalties thereon) that may be suffered or incurred by Purchaser by reason of the assertion by any taxing authority having jurisdiction over the subject matter thereof that (i) the conveyance of the Unit to DLIP's assignee in the manner contemplated by this Agreement constitutes a "double transfer" or (ii) the purchase price for the Unit under this Agreement should have been in excess of $185,000,000.

                  (iii) Seller and Purchaser shall each execute and/or swear to the returns or statements required in connection with the State Transfer Tax and the City Transfer Tax, and any other taxes referred to in this Section 9(b) or otherwise applicable to the transactions contemplated by this Agreement, and shall deliver same, together with the check or checks of Seller and/or Purchaser, as the case may be, in payment thereof which are required of such party, to the Title Insurer on the Closing Date. All such tax payments shall be made by certified or bank check payable directly to the order of the appropriate governmental officer, or in such manner as the Title Insurer shall reasonably require and accept.

                  (iv) In the event that any taxing authority shall commence or file, or threaten to commence or file, any lawsuit or proceeding, which pending or threatened lawsuit or proceeding may result in any loss, liability or damage subject to indemnification under Section 9(b)(ii) above (collectively, a "Transfer Tax Proceeding"), then Purchaser will give prompt written notice of such Transfer Tax Proceeding to Seller (a "Notice of Transfer Tax Proceeding"), and Seller shall have the right, upon written notice to Purchaser, within thirty (30) days of receipt of such Notice of Transfer Tax Proceeding, to undertake the defense thereof by tax representatives chosen by Seller and approved by Purchaser (which approval shall not be unreasonably withheld or delayed). If Seller gives written notice that Seller accepts responsibility to contest, and/or defend Purchaser against, such Transfer Tax Proceeding within thirty (30) days of receipt of a Notice of Transfer Tax Proceeding, (i) Seller shall be obligated to diligently contest, and/or defend Purchaser against, such Transfer Tax Proceeding at Seller's own expense, and to keep Purchaser apprised of the current status of such Transfer Tax Proceeding at all times (except to the extent the attorney-client privilege would be violated), (ii) Seller will not be liable to Purchaser for separate legal or other expenses incurred by Purchaser in connection with such contest and/or defense, (iii) Purchaser shall cooperate in all reasonable respects with Seller in the contest and/or defense of such Transfer Tax Proceeding, and shall promptly send to Seller copies of any documents received by Purchaser which relate to such Transfer Tax Proceeding and (iv) Purchaser shall have the right, but not the obligation to retain separate tax representatives at Purchaser's own cost and expense and (provided the attorney-client privilege would not be violated) to attend meetings (including, without limitation, with the taxing authority and the tax representatives retained by Seller) and to otherwise monitor the Transfer Tax Proceeding. Notwithstanding the foregoing limitation, Seller agrees that neither Seller nor its tax representatives will withhold, because of the attorney-client privilege or work product immunity, from Purchaser or its tax representatives any relevant information received by Seller or its tax representatives from, or delivered by Seller or its tax representatives to, the New York City and New York State taxing authorities. If Seller, within thirty (30) days after receipt of any Notice of Transfer Tax Proceeding, fails to elect in writing to contest, and/or defend Purchaser against, any such Transfer Tax Proceeding, or if Seller defaults in its obligation to diligently contest, and/or defend Purchaser against, any such Transfer Tax Proceeding at any time subsequent to Seller's acceptance of such obligation, and if such failure or such default shall continue for five (5) business days after notice by Purchaser to Seller thereof, Purchaser shall thereafter have the right, but not the obligation, to undertake the defense, compromise or settlement of such Transfer Tax Proceeding on behalf of Seller, it being understood that Seller shall thereafter reimburse Purchaser, upon demand, for all costs, expenses and liabilities incurred by Purchaser in connection with such defense, compromise or settlement, including, without limitation, reasonable attorneys' fees. If and to the extent any liability hereunder has been insured through contractual indemnity insurance, the amount available for recovery by Purchaser hereunder shall be reduced by such amounts as are recovered and received by Purchaser through such insurance.

         (c) FIRPTA COMPLIANCE. Seller shall comply with the provisions of
Section 1445 of the Code, or any successor or similar law.

         (d) 1099 COMPLIANCE. Seller and Purchaser shall execute, acknowledge and deliver to the other party such instruments, and take such other actions, as such other party may reasonably request in order to comply with Section 6045(e) of the Code, as amended, or any successor provision or any regulations promulgated pursuant thereto, insofar as the same requires reporting of information in respect of real estate transactions. The parties designate the Title Insurer as the responsible party for reporting this information as required by law.

         (e) SURVIVAL. The provisions of this Section 9 shall survive the Closing for a period without expiration.

         10. CLOSING DATE DELIVERIES.

         (a) SELLER'S DELIVERIES: Seller shall, pursuant to the provisions of this Agreement, deliver or cause to be delivered to Purchaser on the Closing Date the following items:

                  (i) a bargain and sale deed for the Unit with covenants against grantor's acts and otherwise in accordance with all requirements of the Condominium Declaration and applicable law (the "Unit Deed"), in the form attached hereto as Exhibit L.

                  (ii) a bill of sale covering the personal property at the Unit in the form attached hereto as Exhibit M (the "Bill of Sale");

                  (iii) at Purchaser's request, an assignment or substitution of Seller's interest or position in the litigation and proceedings, if any, described on Schedule 10(a)(iii) attached hereto;

                  (iv) a duly executed and sworn Secretary's Certificate certifying that the Board of Directors of Seller has duly adopted resolutions authorizing the within transaction and an executed and acknowledged Incumbency Certificate certifying to the authority of the officers of such entity to execute the documents to be delivered by such entity on the Closing Date;

                  (v)     Intentionally Omitted;

                  (vi) a certificate of Good Standing for Seller from the Secretary of State of New York and such other corporate documentation of Seller if and to the extent required by the Title Insurer in order to insure fee title to the Unit in the manner required by Section 4 of this Agreement;

                  (vii) a "non-foreign person" certification from Seller pursuant to Section 1445 of the Code in the form attached hereto as Exhibit N (the "FIRPTA Affidavit");

                  (viii) a resignation by the representative of Seller (currently Thomas Zizzi) from the Board of Managers in the form attached hereto as Exhibit O;

                  (ix) evidence of payment in full to the Board of Managers of all unpaid Common Charges and Limited Common Charges theretofore assessed against the Unit or otherwise payable by Seller under the Condominium Declaration;

                  (x) any bonds, warranties or guarantees, and any licenses and permits, which are in any way applicable to the Unit or any part thereof in the possession or control of Seller;

                  (xi) all tenant files, architectural, mechanical or electrical plans and specifications, interior floor plans, "as built" plans and surveys relating to the Citigroup Center (including, without limitation, the construction remedial plans with respect to work performed in 1978 with respect to Citigroup Center's system of wind braces) and/or any tenant spaces, the construction plans and specifications for any improvements located in the Citigroup Center (including all Common Elements thereof) as well as all changes thereto, in the possession or control of Seller;

                  (xii) notices to all tenants of the Unit informing them of the sale of the Unit to Purchaser in the form attached hereto as Exhibit P;

                  (xiii) a certificate, dated as of the Closing Date, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the Closing Date (except to the extent Seller has identified any such representations and warranties which are not, or are then no longer, true and correct and the state of facts giving rise to the change do not constitute a breach by Seller of its obligations hereunder);

                  (xiv) all original Leases and all original Contracts with respect to the Unit; provided, however, that if an original thereof is not in Seller's possession or under Seller's control, Seller shall deliver a copy thereof to Purchaser certified to be true and complete;

                  (xv) all information attributable to Seller's period of ownership as is reasonably necessary to enable Purchaser to properly bill tenants in the Unit for their respective "Tenant's Share" of real estate taxes and operating expenses that may thereafter become due and payable under the Leases; provided that if such information is not fully available on the Closing Date, Seller shall furnish the same as soon as thereafter possible, and in any event within forty-five (45) days after the later to occur of (1) the Closing Date or (2) the date upon which Seller obtains such information (which obligation shall survive the Closing);

                  (xvi) a certified true and correct copy of the rent roll for the Unit, in the form annexed hereto as Schedule 11(a)(xi), dated as of a date within ten (10) days of the Closing Date, which rent roll shall identify all of the tenants and other occupants (other than subtenants of tenants) of the Unit and will accurately set forth as of the date thereof, the information contained therein;

                  (xvii) an estoppel certificate in the form attached to the Citibank Lease (with such changes as may be required by Purchaser in accordance with Section 24(k) of this Agreement), dated as of the Closing Date, duly executed by Seller as the tenant under the Citibank Lease which estoppel shall, except as otherwise contemplated by Section 16 of this Agreement, confirm that as of the Closing Date, Seller has taken possession of the space demised under the Citibank Lease and shall confirm that Seller is then currently paying the full amount of base rent set forth therein (the "Unit Two Citibank Estoppel"), together with such estoppel certificates as Seller may have received from tenants of the Unit in the form attached hereto as Exhibit W in accordance with the provisions of Section 24(k) of this Agreement;

                  (xviii) an estoppel certificate in the form required under the Unit One Citibank Lease (with such changes as may be required by an assignee or designee of DLIP in accordance with Section 24(k) of this Agreement), dated as of the Closing Date, duly executed by Seller as the tenant under the Unit One Citibank Lease (the "Unit One Citibank Estoppel");

                  (xix) all letters of credit or other non-cash security deposits with respect to the Leases, subject to and in accordance with the provisions of Section 6(c);

                  (xx) an ICIP amended application form and/or such other documentation as is reasonably necessary to transfer the ICIP tax exemption applicable to the Unit, to the extent the same is transferrable;

                  (xxi)   Intentionally Omitted;

                  (xxii)  Intentionally Omitted;

                  (xxiii) the consent of the Church to the assignment and assumption of the Church Lease contemplated by Section 10(c)(ix);

                  (xxiv) any affidavits, certifications, proofs or similar documents addressing matters reasonably requested by the Title Insurer in connection with the Closing or the issuance of title insurance to Purchaser or its permitted assignee or designee; and

                  (xxv) such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement.


         (b) PURCHASER'S DELIVERIES: Purchaser shall, pursuant to the provisions of this Agreement, deliver or cause to be delivered to Seller on the Closing Date the following items:

                  (i) the Purchase Price (as adjusted in accordance with the Customary Adjustments set forth in Section 6 and the other adjustments set forth in Section 8A) pursuant to Section 2(b) of this Agreement;

                  (ii) a duly executed and sworn Secretary's Certificate certifying that the Board of Directors of Purchaser has duly adopted resolutions authorizing the within transaction and an executed and acknowledged Incumbency Certificate certifying to the authority of the officers of such entity to execute the documents to be delivered by such entity on the Closing Date;

                  (iii) a certified copy of a Certificate of Incorporation or other appropriate formation document from Purchaser;

                  (iv) a certificate of Good Standing for Purchaser from the Secretary of State or other appropriate official of the State of Purchaser's incorporation or formation and the State of New York, if different;

                  (v) if Purchaser is other than DLIP, an assignment and assumption by DLIP and Purchaser of the obligations of DLIP under the Master License Agreement;

                  (vi) if Purchaser is other than DLIP, an assignment and assumption by DLIP and Purchaser of the obligations of DLIP under the Master Side Letter;

                  (vii) if Purchaser is other than DLIP, an assignment and assumption by DLIP and Purchaser of the obligations of DLIP under the Systems Agreement;

                  (viii)  the Limited Common Area License Agreement;

                  (ix) a certificate, dated as of the Closing Date, stating that the representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date; and

                  (x) such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement.

         (c) DOCUMENTS JOINTLY EXECUTED BY SELLER AND PURCHASER: Seller and Purchaser shall each execute and deliver the following documents:

                  (i) the City Transfer Tax and State Transfer Tax returns provided for in Section 9(b) above (collectively, the "Transfer Tax Forms"), to be delivered to the Title Insurer;

                  (ii)    the Citibank Lease;

                  (iii) a Memorandum of the Citibank Lease, in proper statutory form for recording;

                  (iv) a subordination, non-disturbance and attornment agreement among the Board of Managers, Seller, Purchaser and the owner of Citigroup Center Office Unit One (if different from Purchaser) in the form attached as Exhibit Q to the Citibank Lease (the "Citibank SNDA");

                  (v)     the Unit One Citibank Lease Amendment;

                  (vi) an assignment and assumption of the Leases in the form attached hereto as Exhibit R;

                  (vii) an assignment and assumption of the Construction Contracts in the form attached hereto as Exhibit S;

                  (viii) an assignment and assumption of all other Contracts in the form attached hereto as Exhibit T;

                  (ix) an assignment and assumption of the Church Lease in the form attached hereto as Exhibit U;

                  (x) the documentation necessary to comply with Section 9(d) of this Agreement;

                  (xi)    the Master Side Letter;

                  (xii)   Intentionally Omitted;

                  (xiii)  the Lighting Easement; and

                  (xiv) such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement.

         11. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS.

         (a) REPRESENTATIONS AND WARRANTIES BY SELLER. Seller hereby represents, warrants and covenants to Purchaser as of the date hereof that:

                  (i) Seller is a national banking association, duly organized, validly existing under the laws of the United States of America;

                  (ii) Seller has the legal right, power and authority to enter into this Agreement and perform all of its obligations hereunder, and the execution and delivery of this Agreement and the performance by Seller of its obligation hereunder, (x) has been duly authorized, and
         (y) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational and governance documents or any law, statute, rule or regulation, or order, judgment, writ, injunction or decree of any court or governmental instrumentality, or any contract, agreement or instrument to which it is a party or by which it is bound, or to which it or any portion of its property is subject and (z) will not require the consent, approval, authority or order of any court or governmental agency that has not been previously obtained in writing or delivered to Purchaser;

                  (iii) there is no litigation, and there are no governmental or administrative proceedings or arbitrations presently pending or threatened in writing with respect to the Unit or, to Seller's Knowledge, the Condominium that if successful could adversely affect the rights or obligations of Seller or Purchaser to the Unit, including its interest in the Common Elements (exclusive of the proceedings, if any, set forth on Schedule

         11(a)(iii) hereto). Purchaser shall have no liability under, or any obligation to pursue, such litigation or proceedings, except to the extent required under Section 8A hereof;

                  (iv) Seller has not received written notice of any pending condemnation, eminent domain or similar proceedings with respect to the Unit, except for the proceedings described on Schedule 11(a)(iv) attached hereto, and to Seller's Knowledge, no such proceedings are threatened or contemplated. Seller has received no written notice of any plan, study or effort by any governmental authority or agency that in any way adversely affects or would adversely affect the present use or zoning of the Unit, except as may be set forth in Schedule 11(a)(iv) attached hereto, and to Seller's Knowledge no such plans, study or effort is being contemplated;

                  (v) except for the right of first offer to purchase the Unit in favor of Purchaser (which right has been or is being waived by Purchaser contemporaneously herewith), there are no unrecorded rights of first offer to purchase, rights of first refusal to purchase, purchase options or similar purchase rights or contractually required consents to transfer pertaining to the Unit which would be breached by this Agreement or the consummation of the transactions provided for herein;

                  (vi) the fixtures, furniture, furnishings, equipment, machinery and other personal property attached to, appurtenant to or located on the Unit (other than personal property owned or leased by tenants or any property manager) have been fully paid for and are owned by Seller free and clear of all liens and encumbrances;

                  (vii) there are no direct employees of Seller working at the Unit (including, without limitation, security personnel) whose employment will be required to be transferred to Purchaser as a result of the transactions contemplated by this Agreement;

                  (viii) to Seller's Knowledge, all monetary obligations with respect to the installation of any utilities servicing the Unit, including all connection, hook-up and tap fees, have been satisfied. Seller has received no written notice of any default with respect to any of its obligations concerning such utilities. Seller has not received notice, and to Seller's Knowledge there are no threats, of any curtailment of utility services to the Unit or any part thereof;

                  (ix) a true and complete list of the Protest Proceedings, if any, and the law firms or consultants representing Seller with respect thereto, and descriptions of the fee arrangements with such law firms and consultants are attached hereto as Schedule 11(a)(ix). Seller has not received any notice of any increase in the assessed valuation of the Unit (as it pertains to real, personal or other taxes payable with respect to the Unit) or the real estate or personal property taxes payable in respect thereof. There are no special assessments outstanding with regard to the Unit. Seller has provided Purchaser with true and correct copies of all agreements and documentation pertaining to (i) the applicability of the ICIP tax abatement to the Unit and (ii) to the extent applicable, the transferability of the benefits of such tax abatement to Purchaser at the Closing;

                  (x) Schedule 11(a)(x)(1) contains a true and complete description of the Existing Leases and Schedule 11(a)(x)(2) contains a true and complete description of the Contracts. Seller has delivered, or otherwise made available, to Purchaser true and complete copies of all documents comprising the Existing Leases and the Contracts and all other reports, information and correspondence relating to the Unit in the possession of Seller and/or any property manager retained by Seller for the management of the Unit, including, without limitation, books and records, tenant files, budgets and third-party reports. Seller acknowledges and agrees that Purchaser shall have the right to cause Seller to terminate, effective as of the Closing Date, any Contracts designated by Purchaser in a written notice given to Seller not less than forty-five (45) days prior to the Closing provided that such Contracts may be terminated on thirty (30) days' notice or less;

                  (xi) the rent roll attached hereto as Schedule 11(a)(xi) is true and complete in all material respects as of the date hereof. To Seller's Knowledge, there exists no uncured material default under any Lease on the part of any tenant except for past due rents specified on
         Schedule 11(a)(xi). All security or other deposits paid prior to the date hereof with respect to the Leases are accurately specified on
         Schedule 11(a)(xi). Except as disclosed on Schedule 11(a)(xi), Seller has not received any written notice in which any tenant has asserted any defense, setoff or counterclaim with respect to its tenancy or its obligations under its Lease;

                  (xii) there are no Leasing Commissions or Tenant Allowances now or hereafter payable by the landlord of the Unit with respect to the current or any renewal term of, or the exercise of expansion rights by tenants under, or upon the failure by any tenant to exercise any option to cancel, any of the Leases other than those set forth on Schedules 6(f)(i) and 6(f)(ii) attached hereto. There are no written promises, understandings or commitments in effect with respect to the leasing, occupancy or ownership of the Unit other than those contained in the Leases and written agreements with respect to the Leasing Commissions;

                  (xiii) Seller has not received any written notice with respect to a default by Seller under any of the Existing Leases, the Contracts or the Condominium Declaration and, to Seller's knowledge, Seller is not in default under any of the foregoing;

                  (xiv) none of the Leases or rents thereunder has been, or at the time of Closing will have been, assigned, pledged, hypothecated or otherwise encumbered by

         Seller. Except as set forth on Schedule 11(a)(xiv), no rent has been, or at the time of Closing will have been, prepaid under any of the Leases;

                  (xv) Schedule 11(a)(xv) contains a list of all insurance policies (other than title insurance policies) currently maintained by Seller with respect to the Unit;

                  (xvi)   Seller is not a "foreign person" within the meaning of
         Section 1445(f)(3) of the Internal Revenue Code of 1986;

                  (xvii) this Agreement constitutes, and when duly executed and delivered by Seller, any and all documents, instruments and agreements contemplated hereunder to be executed and delivered by Seller will constitute, the valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy laws and other laws or equitable principles affecting the rights of contracting parties generally;

                  (xviii) Seller has not received any notice, with which it has not complied, from any governmental entity or agency having jurisdiction over the Unit to the effect that the improvements comprising the Unit or the present use of the Unit fail to comply, in any material respect, with any applicable legal requirements with regard to the use and occupancy thereof (including, without limitation, zoning and building laws and ordinances, environmental protection laws and other similar rules, regulations and orders of any governmental entity or agency having jurisdiction over the Unit) or with any requirements with respect to any building, occupancy or other permit, license or approval of any such governmental entity or agency with respect to the Unit except as set forth in Schedule 11(a)(xviii)(1).
         Schedule 11(a)(xviii)(2) contains a complete list of all zoning, use or similar agreements between Seller and any governmental or quasi-governmental entities or agencies that affect the Unit or the Common Elements or any portion of either of them;

                  (xix) to Seller's Knowledge, all licenses, permits and approvals, if any, necessary in connection with the use or occupancy of the Unit have been, and at the time of Closing will have been, obtained and are, and will then be, in full force and effect;

                  (xx) no unused transferable development rights appurtenant to the Unit have been assigned or transferred to any other person or entity by Seller;

                  (xxi) to Seller's Knowledge, Seller is in compliance with all of the rules, regulations and requirements promulgated by the NYCDF under the ICIP relating to

         ICIP Application Numbers 4066 and 6052, which are the only ICIP Application Numbers pertaining to the ICIP tax exemption applicable to the Unit; and

                  (xxii) Seller does not have any ownership interest in any building systems or equipment located in the Common Elements other than such interests as may have been created pursuant to the Master License Agreement.

         (b) REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser hereby represents, warrants and covenants to Seller as of the date hereof that:

                  (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware or, if this Agreement is assigned pursuant to Section 20(a), Purchaser is duly organized, validly existing and in good standing under the laws of the state of its formation;

                  (ii) Purchaser has the legal right, power and authority to enter into this Agreement and perform all of its obligations hereunder, and the execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder, (x) has been duly authorized, and (y) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational and governance documents or any law, statute, rule or regulation, or order, judgment, writ, injunction or decree of any court or governmental instrumentality, or any contract, agreement or instrument to which it is a party or by which it is bound, or to which it or any portion of its property is subject and (z) will not require the consent, approval, authority or order of any court or governmental agency that has not been previously obtained in writing or delivered to Seller; and

                  (iii) this Agreement constitutes, and when duly executed and delivered by Purchaser, any and all documents, instruments and agreements contemplated hereunder to be executed and delivered by Purchaser will constitute, the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy laws and other laws or equitable principles affecting the rights of contracting parties generally.

         (c) REPRESENTATIONS NOT CONDITIONS TO CLOSING. The representations and warranties set forth herein above and all other representations and warranties contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent any such representations and warranties expressly relate to an earlier date and with such changes as are permitted under, or result by reason of the effect of, this Agreement); it being agreed, however, that if any of such representations and warranties shall not be true and correct in all material respects as of the Closing Date, same shall not (except to the extent otherwise provided herein) be conditions precedent to closing the transactions contemplated herein (and the parties shall continue to be absolutely and unconditionally obligated to consummate the transactions contemplated under this Agreement), but the non-breaching party's sole rights and remedies with respect to such breach shall be as set forth in the succeeding subsection.

         (d) DAMAGES FOR BREACH OF REPRESENTATIONS. In the event of a material breach with respect to any representation or warranty made by Seller or Purchaser under this Agreement, the non-breaching party shall be entitled to pursue a claim with respect to such breach if and only if (i) written notice of such breach is given to the breaching party on or prior to the expiration of the applicable Survival Period (as hereinafter defined) for such breach, which notice must contain a reasonably detailed description of the facts relating to the claimed breach and (ii) the liability and losses arising out of such breach, when aggregated with all other breaches, if any, of representations and warranties under this Agreement, shall exceed $2,000,000. For purposes of this
Section 11(d), "Survival Period" shall mean: with respect to the representations and warranties in Sections 11(a)(i), (ii), (xvi) and (xvii) and 11 (b)(i), (ii) and (iii), a period without expiration, and with respect to all other representations and warranties, a period of one (1) year commencing on the day following the Closing Date. The provisions of this Section 11(d) shall survive the Closing.

         (e) ACKNOWLEDGMENTS OF PURCHASER. Purchaser acknowledges and agrees for the benefit of Seller that:

                  (i) EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT OR IN ANY AGREEMENT OR INSTRUMENT EXECUTED AND DELIVERED BY SELLER TO PURCHASER CONTEMPORANEOUSLY HEREWITH, INCLUDING BUT NOT LIMITED TO REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 11 OF THIS AGREEMENT AND THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE UNIT DEED (HEREINAFTER COLLECTIVELY REFERRED TO IN THIS SECTION 11(E) AS THE "SURVIVING REPRESENTATIONS"), SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE UNIT, AND PURCHASER AGREES TO ACCEPT THE UNIT "AS IS, WHERE IS, WITH ALL FAULTS". WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE OR ANY OTHER DISCLAIMER SET FORTH HEREIN, SELLER AND PURCHASER HEREBY AGREE THAT, EXCEPT FOR THE SURVIVING REPRESENTATIONS, SELLER HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AS TO (A) THE NATURE OR CONDITION, PHYSICAL OR OTHERWISE, OF THE UNIT OR ANY ASPECT THEREOF, INCLUDING,

         WITHOUT LIMITATION, ANY WARRANTIES OF HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, OR THE ABSENCE OF REDHIBITORY OR LATENT VICES OR DEFECTS IN THE UNIT, (B) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE IMPROVEMENTS OR THE STATE OF REPAIR OR LACK OR REPAIR OF ANY OF THE IMPROVEMENTS, (C) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE IMPROVEMENTS, (D) THE SOIL CONDITIONS, DRAINAGE CONDITIONS, TOPOGRAPHICAL FEATURES, ACCESS TO PUBLIC RIGHTS-OF-WAY, AVAILABILITY OF UTILITIES OR OTHER CONDITIONS OR CIRCUMSTANCES WHICH AFFECT OR MAY AFFECT THE UNIT OR ANY USE TO WHICH THE UNIT MAY BE PUT, (E) ANY CONDITIONS AT OR WHICH AFFECT OR MAY AFFECT THE UNIT WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, DEVELOPMENT POTENTIAL OR OTHERWISE, (F) THE AREA, SIZE, SHAPE, CONFIGURATION, LOCATION, CAPACITY, QUANTITY, QUALITY, CASH FLOW, EXPENSES OR VALUE OF THE UNIT OR ANY PART THEREOF,
         (G) THE NATURE OR EXTENT OF TITLE TO THE UNIT, OR ANY EASEMENT, SERVITUDE, RIGHT-OF-WAY, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE THAT MAY AFFECT TITLE TO THE UNIT,
         (H) ANY ENVIRONMENTAL, GEOLOGICAL, STRUCTURAL, OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER THE UNIT, INCLUDING BUT NOT LIMITED TO, THE PRESENCE OR ABSENCE OF ASBESTOS OR ANY ENVIRONMENTALLY HAZARDOUS SUBSTANCE ON, IN, UNDER OR ADJACENT TO THE UNIT, (I) THE COMPLIANCE OF THE UNIT OR THE OPERATION OR USE OF THE UNIT WITH ANY APPLICABLE RESTRICTIVE COVENANTS, OR WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY ZONING LAWS OR REGULATIONS, ANY BUILDING CODES, ANY ENVIRONMENTAL LAWS, AND THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. 12101 ET SEQ.). THE PROVISIONS OF THIS SECTION 11(E) SHALL BE BINDING ON PURCHASER AND SHALL SURVIVE THE CLOSING.

                  (ii) PURCHASER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE UNIT, AND THE EXISTING LEASES, THE CONTRACTS AND OTHER MATERIALS (INCLUDING, WITHOUT LIMITATION, TITLE MATERIALS AND FINANCIAL REPORTS) RELATING TO THE UNIT THAT PURCHASER DEEMED NECESSARY TO INSPECT AND REVIEW IN

         CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND PURCHASER HAS RETAINED SUCH ENVIRONMENTAL CONSULTANTS, STRUCTURAL ENGINEERS AND OTHER EXPERTS AS IT DEEMED NECESSARY TO INSPECT THE UNIT AND REVIEW SUCH MATERIALS. PURCHASER IS RELYING ON ITS OWN INVESTIGATION AND THE ADVICE OF ITS EXPERTS REGARDING THE UNIT, AND UPON ITS REVIEW OF EXISTING LEASES, CONTRACTS, AND OTHER MATERIALS, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES OF SELLER (OTHER THAN THE SURVIVING REPRESENTATIONS). PURCHASER ACKNOWLEDGES THAT SELLER MAKES ABSOLUTELY NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, REPORTS OR OTHER MATERIALS DELIVERED TO PURCHASER EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THE SURVIVING REPRESENTATIONS.

         12. CONDITIONS PRECEDENT TO CLOSING.

         (a) The obligation of Purchaser to consummate the transactions hereunder shall be contingent upon (i) Seller's delivery of the documents and instruments required to be delivered by Seller pursuant to Section 10(a) of this Agreement, (ii) the simultaneous closing of the transaction under the Other Agreement, and (iii) Seller not being the subject of any pending voluntary or involuntary reorganization, liquidation, receivership or other insolvency proceedings under any federal, state, foreign or local bankruptcy, insolvency, liquidation, reorganization or similar type laws.

         (b) The obligation of Seller to consummate the transactions hereunder shall be contingent upon (i) Purchaser's delivery of the Purchase Price and the documents and instruments required to be delivered by Purchaser pursuant to
Section 10(b) of this Agreement, (ii) the simultaneous closing of the transaction under the Other Agreement, and (iii) Purchaser not being the subject of any pending voluntary or involuntary reorganization, liquidation, receivership or other insolvency proceedings under any federal, state, foreign or local bankruptcy, insolvency, liquidation, reorganization or similar type laws.

         (c) Each of Seller and Purchaser expressly acknowledges and agrees that, subject to satisfaction of the conditions set forth in subsections (a) and
(b) above and subject to the provisions of Sections 16, 17 and 18, (i) it is absolutely and unconditionally obligated to fulfill its respective obligation to convey and acquire the Unit in the manner contemplated by this Agreement, (ii) it is absolutely and unconditionally obligated to otherwise close the transactions in the time and manner contemplated by this Agreement and (iii) this Agreement is not subject to any conditions or contingencies.

         (d) Seller acknowledges that JLL will on behalf of Purchaser promptly after the execution of this Agreement seek bids from third parties for the acquisition of the Unit and the other unit contained in Citigroup Center which is owned by Purchaser and referred to as "Citigroup Center Office Unit One" in the Condominium Declaration, it being agreed that a closing of the transactions contemplated hereby on or before April 1, 2002 shall in no event or under any circumstances be conditioned or contingent upon Purchaser arranging for a third party purchaser of the Unit and/or Citigroup Center Office Unit One. Notwithstanding the foregoing, Seller shall reasonably cooperate with DLIP and provide a prospective assignee or designee of Purchaser's rights under this Agreement access to the Unit, accompanied by a representative of Seller, on reasonable notice during normal business hours including access to lease files for due diligence, without limitation, Seller's files containing the items described in clauses (x), (xi) and (xiv) of Section 10(a) for due diligence purposes.

         13. CLOSING DATE.

         Purchaser shall have the right, subject to the provisions of this Section, to set the Closing Date. Purchaser shall furnish Seller not less than fifteen (15) business days' prior notice of the date on which the Closing is to occur, it being agreed that such date shall in no event be later than April 1, 2002, TIME BEING OF THE ESSENCE in any and all circumstances. If for any reason such notice is not delivered on or before March 15, 2002 or if the Closing does not occur on or before March 31, 2002, then the Closing shall occur on April 1, 2002, TIME BEING OF THE ESSENCE in any and all circumstances with respect to such April 1, 2002 Closing Date. Without limitation of the immediately preceding sentence, the Closing Date may be postponed in certain circumstances by Seller pursuant to Section 16(b) of this Agreement. The Closing of the transactions contemplated hereby shall take place at 10:00 A.M. on the Closing Date, at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022 or, if Purchaser is a person or party other than DLIP, at the offices of such purchaser's lender or such lender's counsel.

         14. VIOLATIONS.

         (a) Except as provided in Section 14(b) below, all notices of violations of laws or governmental ordinances, rules, regulations, orders or requirements (collectively, "Laws") issued by any governmental authority having jurisdiction over the Unit and that relate to the period of time prior to the Closing Date shall be the responsibility of Seller irrespective of whether or not notices of such violations are issued or noted prior to the Closing Date and irrespective of whether or not actually received by Seller prior to the Closing Date. Any such notices of violations that are actually received by Seller prior to the Closing Date shall be removed or complied with by Seller on or before the Closing Date. Notwithstanding the foregoing provisions of this Section 14(a) to the contrary, if such removal or compliance has not been completed on or before the Closing Date, Seller may elect to either (i) deliver an undertaking to Purchaser at Closing to diligently cause such violations to be removed post-

Closing or (ii) pay to Purchaser at the Closing (or credit Purchaser at Closing as an adjustment to the Purchase Price payable to Seller pursuant to Section 3 of this Agreement) an amount sufficient, in the reasonable judgment of Seller and Purchaser, to pay for the performance of the work and provision of the materials necessary to effect or complete such removal or compliance, and upon Seller making such payment or giving such credit, Purchaser shall be required to accept title to the Unit subject to such notices of violations and (except for notices of violations of Laws that are issued by any governmental authority having jurisdiction over the Unit and that relate to the period of time prior to the Closing Date but are not actually received by Seller prior to the Closing
Date) Seller shall have no further obligation to remove or comply with such notices of violations. Purchaser shall deliver to Seller copies of any notices of violations of Laws that are issued by any governmental authority having jurisdiction over the Unit that are received by Purchaser after the Closing Date but that relate to the period of time prior to the Closing Date and Seller shall, subject to the provisions of this Section 14, diligently cause such notices to be removed or complied with.

         (b) Notwithstanding anything in this Section 14 to the contrary, Seller shall not be obligated to remove or comply with any notices of violations to the extent such notices relate to any of the following violations:

         (i) Any violation which is the obligation of any tenant or other occupant under a Lease in effect at the Closing (other than Seller) to remedy, it being understood that, until the Closing Date, Seller shall use commercially reasonable good faith efforts to cause such tenant or other occupant to remedy the same; and

         (ii) Any violations relating to the sidewalks abutting Citigroup Center or relating to the Common Elements (except to the extent that such violations relate to exterior signage or matters within the reasonable control of Seller provided that Purchaser cooperates with Seller in connection therewith to the extent reasonably requested by Seller), it being understood that, until the Closing Date, Seller and Purchaser shall cooperate with each other and shall use their commercially reasonable good faith efforts to cause the Board of Managers to remedy the same.

Purchaser shall accept title to the Unit subject to all violations not required to be removed pursuant to this Section 14.

         (c) The provisions of this Section 14 shall survive the Closing for a period of two (2) years.


         15. NOTICES.

         All notices, demands, requests, approvals or other communications ("notices") required to be given or which may be given hereunder shall be in writing and shall be given by personal delivery with receipt acknowledged or by United States registered or certified mail, return receipt requested, postage prepaid or by Federal Express or other reputable national overnight courier service, and shall be deemed given when received or refused at the following addresses:

         If to Purchaser:

               Dai-Ichi Life Investment Properties, Inc.
               399 Park Avenue, 24th Floor
               New York, New York 10022
               Attention: Mr. Hitoshi Yamauchi

         With copies to:

               O'Melveny & Myers LLP
               One Citigroup Center
               153 East 53rd Street
               New York, New York 10022
               Attention: Jacqueline A. Weiss, Esq.

               LaSalle Investment Management, Inc.
               399 Park Avenue, 24th Floor
               New York, New York 10022
               Attention: Mr. Anthony C. O'Malley

         If to Seller:

               Citigroup
               1 Sansome Street
               7th Floor
               San Francisco, California 94101
               Attention: Mr. David Cumming

         With copies to:

               Citigroup
               One Court Square
               8th Floor
               Long Island City, New York 11120
               Attention: Ms. Leslie Heifetz
         and

               Citigroup
               599 Lexington Avenue
               New York, New York 10022
               Attention: Michael Broido, Esq.

         and

               Paul, Hastings, Janofsky & Walker LLP
               75 East 55th Street
               New York, New York 10022
               Attention: Dean A. Stiffle, Esq.

Each party may designate a change of address (or additional or substitute parties for notice) by notice to the other party, given at least fifteen (15) days before such change of address is to become effective.

         16. CASUALTY.

         (a) If, between the date hereof and the Closing, there shall occur a fire or other casualty resulting in the damage or destruction of fifty percent (50%) or more of the floor space of Citigroup Center (a "Major Casualty"), Purchaser shall have the right, exercisable by giving written notice to Seller within ten (10) days after receiving written notice of such fire or other casualty, to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder except such obligations which expressly survive the termination of this Agreement. If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting all or any part of the Unit or any other portion of Citigroup Center other than a Major Casualty, neither Seller nor Purchaser shall (except as specifically provided to the contrary in subsection (b) below) have the right to terminate this Agreement, and in such event, or in the event of a Major Casualty as to which Purchaser shall not exercise the termination option contained in the first sentence of this subsection, then (i) the parties shall proceed to Closing without reduction of or offset against any amounts payable hereunder or any other claim against the other, (ii) at the Closing, Seller shall (x) pay over to Purchaser the proceeds of any insurance collected by Seller less the amount of all costs incurred by Seller in connection with the repair of such damage or destruction, all of which costs incurred by Seller shall be a Purchaser Consent Action and (y) assign and transfer to Purchaser, subject to the terms of the Condominium Declaration, all right, title and interest of Seller in and to any uncollected insurance proceeds which Seller may be entitled to receive from such damage or destruction and (iii) the parties hereto shall cooperate in all reasonable respects in order to effectuate such intent. The provisions of this Section 16 shall survive the Closing for a period without expiration.

         (b) In addition to and supplementing the provisions of subsection (a) above, the following provisions of this subsection shall be applicable if a fire or other casualty resulting in the damage or destruction of the Unit shall occur between the date hereof and the Closing (whether or not such fire or other casualty constitutes a Major Casualty):

                  (i) If more than 44.4% of the Citibank Leased Premises (i.e., 195,000 rentable square feet) is damaged or destroyed and if the estimated period (the "Estimated Repair Period") for the completion of the required repair and restoration of the Unit, as determined in accordance with the provisions of subsection (b)(vi) below, exceeds 720 days from the Casualty Repair Period Commencement Date (as hereinafter defined), Seller shall have the absolute and unconditional right at its option to terminate this Agreement by notice given to Purchaser not later than fifteen (15) business days after the Estimated Repair Period is so determined. If the damage or destruction of the Unit occurs prior to the Breakpoint Date (as hereinafter defined), the "Casualty Repair Period Commencement Date" shall, for the purposes of this subsection
         (b), be the earlier to occur of the Breakpoint Date or the Closing Date, and if the damage or destruction shall occur on or subsequent to the Breakpoint Date, the "Casualty Repair Period Commencement Date" shall, for the purposes of this subsection (b), be the date upon which the damage or destruction shall have occurred. The term "Breakpoint Date", as used in this subsection (b), shall mean July __, 2001.

                  (ii) If more than 44.4% of the Citibank Leased Premises (i.e., 195,000 rentable square feet) is damaged or destroyed and if the Estimated Repair Period, as determined in accordance with the provisions of this subsection hereinafter set forth, exceeds 720 days from the Casualty Repair Period Commencement Date, but Seller does not elect to terminate this Agreement pursuant to subsection (b)(i) above, and if this Agreement is not otherwise terminated by Purchaser in accordance with the provisions of subsection (a) above, this Agreement shall remain in full force and effect, and Seller shall (except as otherwise expressly provided to the contrary in subsection (v) below) be absolutely and unconditionally obligated to execute and deliver the Citibank Lease on the Closing Date in accordance with the provisions of this Agreement irrespective of whether the required repair and restoration of the Unit have been completed as of the Closing Date.

                  (iii) If Seller does not have the right to terminate this Agreement because less than 44.4% (i.e., 195,000 rentable square feet) of the Citibank Leased Premises is damaged or destroyed, or if more than 44.4% (i.e., 195,000 rentable square feet) of the Citibank Leased Premises is damaged or destroyed, but Seller does not have the right to terminate this Agreement because the Estimated Repair Period is equal to or less than 720 days, and if this Agreement is not otherwise terminated by Purchaser in accordance with the provisions of subsection (a) above, this Agreement shall remain in full force and effect, and Seller shall (except as otherwise expressly provided to the contrary in subsection
         (v) below) be absolutely and unconditionally obligated to execute and deliver the Citibank Lease on the Closing Date in accordance with the provisions of this Agreement irrespective of whether the required repair and restoration of the Unit have been completed as of the Closing Date.

                  (iv) If the Unit and/or Citigroup Center is damaged or destroyed by fire or other casualty between the date hereof and the Closing, and if this Agreement is not terminated in accordance with the provisions of subsection (a) or subsection (b) set forth above, and if the required repair and restoration of the Unit have not been completed as of the Closing Date, the rights and obligation of Citibank under the Citibank Lease shall, without further act or instrument, be deemed modified and qualified as follows until such time as the required repairs and restoration of the Unit shall have been completed in accordance with the provisions of this Section hereinafter set forth:

                           (1) Notwithstanding anything to the contrary set
                  forth in the Citibank Lease, including, without limitation,
                  Section IX of the Citibank Lease, neither the Base Rent nor the Additional Rent (as defined in the Citibank Lease) shall be abated with respect to the portion of the Unit so damaged or destroyed, it being the intent that Seller shall be obligated to pay Base Rent and Additional Rent with respect to all of the Unit, including without limitation, the portions thereof which have been so damaged or destroyed.

                           (2) Notwithstanding anything to the contrary
                  contained in the Citibank Lease, Seller shall not have any further right to terminate the Citibank Lease as a result of the occurrence of any such fire or other casualty prior to the date of the Closing.

                  (v) Notwithstanding anything to the contrary set forth above in this Section 16 or elsewhere in this Agreement, if the Unit and/or Citigroup Center is damaged or destroyed by fire or other casualty prior to the Closing, and if this Agreement is not terminated in accordance with the provisions of subsection (a) or this subsection
         (b) above, and if the required repair and restoration of the Unit have not been completed as of the date upon which the Closing has been scheduled by Purchaser in accordance with the provisions of Section 13 of this Agreement, Seller shall (except as specifically provided to the contrary in the next sentence of this subsection) have the absolute and unconditional right at its option, by written notice given to Purchaser on or prior to the date such Closing has been scheduled to occur, to postpone the Closing until the earlier to occur of the date upon which the required repair and restoration shall have been completed in accordance with the standards set forth in subsection (iv)(2) above or April 1, 2002. If three floors or less of the Unit shall have been damaged or destroyed by fire or other casualty, Seller shall not have the right pursuant to the preceding sentence of this subsection to postpone a Closing which has been scheduled by Purchaser in accordance with the provisions of Section 13 of this Agreement. If such repair and restoration have not been completed by April 1, 2002, the Closing shall occur on April 1, 2002 (unless otherwise agreed to the contrary by Seller and Purchaser) in which case the provisions of subsections (iv)(1) and (iv)(2) above, as applicable, shall be in effect.

                  (vi) As promptly as possible after the occurrence of any damage or destruction to the Unit, Seller and Purchaser shall take such steps as may be commercially reasonable to determine the period of time that will be necessary to effect the required repair and restoration to the Unit, including, without limitation, the hiring at the shared cost and expense of Seller and Purchaser of such engineers, architects and other consultants as may be reasonably necessary to make such determination. Seller and Purchaser shall take all steps as may be commercially reasonable to promptly commence and to diligently pursue to completion the required repairs and restoration of the Unit (including, without limitation, by causing the Board of Managers to take such actions and/or prosecute such insurance claims as may be reasonably necessary or desirable in connection therewith) both before and after the Closing Date, and shall cooperate with one another in all reasonable respects in connection therewith. If the Unit and/or Citigroup Center shall be damaged or destroyed by fire or other casualty prior to the Closing, and if this Agreement is not terminated in accordance with the provisions of subsection (a) or this subsection
         (b) above, Seller and Purchaser shall cause the Board of Managers to retain Seller, as its agent, to effect all repairs and restoration to Citigroup Center and/or the Unit which are required to be effected by the Board of Managers on behalf of the unit owners in Citigroup Center in accordance with the provisions of the Condominium Declaration. The retention of Seller as such agent, and Seller's agreement to act as such agent and to effect the completion of such repairs and restoration, shall be evidenced by an agreement in writing in form and substance reasonably satisfactory to Seller and Purchaser to be entered into among Seller, Purchaser and the Board of Managers, which agreement shall remain in full force and effect until all the required repairs and restoration shall have been completed and irrespective of whether the required repairs and restoration are completed before or after the Closing. Seller shall have the right under the terms of such retention agreement to take all steps as may be reasonably necessary to effect the expeditious completion of the required repairs and restoration, including without limitation, the hiring at the shared pro rata cost and expense of Seller and Purchaser (as determined on the basis of their respective ownership interest in Citigroup Center as of the date of this Agreement) of such architects, engineers, consultants, contractors, materialmen and subcontracts as may be necessary to effect the completion of the required repairs and restoration. Seller shall be obligated at all times to act in good faith and in a commercially reasonable fashion in effecting the required repairs and restoration in a timely and expeditious manner, including without limitation, effecting the required repairs and restoration at commercially reasonable and competitive prices taking into account the scope and severity of the damage or destruction and the necessity to complete required repairs and restoration as quickly and expeditiously as possible. In this regard, Seller agrees that construction contracts will be let on an arms-length basis after competitive bidding, it being agreed, however, that Seller shall have the right in its reasonable and good faith discretion to select the contractors which in its opinion are most qualified to complete the required repairs and restoration notwithstanding the fact that such contractors may have submitted bids in excess of those submitted by other contractors. Seller shall keep Purchaser and the Board of Managers up to date and fully informed on the status, timing and cost of effecting the required repairs and restoration, and shall upon request of Purchaser or the Board of Managers provided such information with respect thereto as may be reasonably requested from time to time by the Purchaser or the Board of Managers. The Citigroup Center shall be repaired and restored to a condition substantially conforming to the plans and specifications therefor in effect immediately prior to such fire or other casualty (except for commercially reasonable deviations therefrom required for upgrades to the Citigroup Center, as shall be determined by Seller and Purchaser, each in the exercise of its reasonable discretion, or as required to conform to applicable laws) or, to the extent that Seller and Purchaser shall both agree, in accordance with new plans and specifications, which plans and specifications may be prepared by or at the request of Seller, PROVIDED THAT the same are prepared in accordance with the requirements of Paragraph 2.1 of Exhibit O of the Citibank Lease as to the submission of plans and specifications, and FURTHER PROVIDED THAT such plans and specifications shall be subject to the approval of Purchaser, which approval shall not be unreasonably withheld or delayed. Insurance proceeds which are available to cover the costs of such repairs and restoration shall be paid over to Seller as collected from the applicable insurance companies, which proceeds shall be used by Seller solely to cover the payment of actual costs and expenses incurred in connection with the making of the required repairs and restoration, it being agreed that (1) Seller and Purchaser shall share on a pro rata basis (as determined in accordance with their respective ownership interests in Citigroup Center as of the date of this Agreement) all costs and expenses which are incurred in connection with the making of such required repairs and restoration to the extent that the available insurance proceeds are not sufficient to cover the cost thereof, and
         (2) the remaining balance, if any, of such insurance proceeds after the payment of all costs and expenses incurred in connection with the making of the required repairs and restoration shall be shared by Seller and Purchaser on a pro rata basis (as determined in accordance with their respective ownership interests in Citigroup Center as of the date of this Agreement). Notwithstanding anything to the contrary herein above set forth in this subsection, it is agreed that (x) insurance proceeds which are paid under insurance policies covering tenant improvements in the space currently occupied by Seller shall be allocated and available solely to cover the cost of repairing and restoring such tenant improvements, (y) to the extent such insurance proceeds are not sufficient to cover the cost of repairing and restoring such tenant improvements, all of such excess costs shall be covered solely by Seller, and (z) the remaining balance, if any, of such insurance proceeds after the payment of all costs and expenses incurred in connection with the making of such repairs and restoration shall belong solely to Seller. Notwithstanding anything to the contrary herein above set forth in this subsection, it is agreed that (A) at Purchaser's option, each of the tenants in Citigroup Center Office Unit One may be permitted to be responsible for the repair and restoration of its tenant improvements, including the selection and hiring of contractors, subcontractors and other professionals, all in accordance with the terms of its lease, (B) insurance proceeds which cover tenant improvements in Citigroup Center Office Unit One shall be allocated and available solely to cover the cost of repairing and restoring such tenant improvements, (C) to the extent such insurance proceeds are not sufficient to cover the cost of repairing and restoring such tenant improvements, all of such excess costs shall be covered by Purchaser and/or the tenants occupying space in Citigroup Center Office Unit One, and (D) the remaining balance, if any, of such insurance proceeds after the payment of all costs and expenses incurred in connection with the making of such repairs and restoration shall belong solely to Purchaser and/or such tenants, as applicable. Seller and Purchaser shall cooperate in all reasonable ways to effect the timely commencement and completion of all such required repairs and restoration.

                  (vii) The provisions of this subsection (b) shall to the full extent applicable, and for so long as the same shall be applicable, survive the Closing under this Agreement. From and after the Closing Date, the provisions of subsection (iv) above shall to the full extent applicable, and for so long as the same shall be applicable, be deemed without further act or instrument incorporated by reference in the Citibank Lease as if set forth at length therein. Upon the request of either party, Seller and Purchaser shall enter into a written amendment to the Citibank Lease memorializing the incorporation therein of any provisions deemed incorporated into the Citibank Lease pursuant to the preceding sentence, provided that the failure of the parties to enter into any such written amendment shall not affect the validity or applicability of any such provisions.

         (c) The parties hereto expressly intend that the provisions of this
Section 16 and not Section 5-1311 of the New York State General Obligations Law, shall govern in the event of a fire or other casualty.

         17. CONDEMNATION.

         (a) If, between the date hereof and the Closing, fifty percent (50%) or more (measured by square footage) of the floor space of Citigroup Center shall be subject to a permanent taking or appropriation for public or quasi-public use under the power of eminent domain or a condemnation proceeding (a "Major Condemnation"), each of Purchaser and Seller shall have the right, exercisable by giving written notice to the other within ten (10) days after receiving written notice of such taking or appropriation, to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder except such obligations which expressly survive the termination of this Agreement. If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated which would result in the taking of all or any portion of the Unit, or any other portion of Citigroup Center other than a Major Condemnation, neither Seller nor Purchaser shall have the right to terminate this Agreement. In such event, or in the event of a Major Condemnation as to which neither party shall exercise the termination option contained in the first sentence of this subsection, then (i) the parties shall proceed to Closing without reduction of or offset against any amounts payable hereunder or any other claim against the other, (ii) at the Closing, Seller shall assign and turn over, and Purchaser shall be entitled to receive and keep any condemnation proceeds in respect thereof, subject to the terms of the Condominium Declaration, and (iii) the parties hereto shall cooperate in all reasonable respects in order to effectuate such intent. The provisions of this Section 17 shall survive the Closing for a period without expiration.

         (b) The parties hereto expressly intend that the provisions of this
Section 17 and not Section 5-1311 of the New York State General Obligations Law, shall govern in the event of a taking.


         18. REMEDIES.

     If the Closing fails to occur by reason of the failure or refusal of either party to perform its obligations hereunder (for purposes of this Section 18, the "Defaulting Party"), then the other party (for purposes of this Section 18, the "Non-Defaulting Party") may terminate this Agreement by notice to the Defaulting Party and/or the Non-Defaulting Party may avail itself of all rights and remedies at law or in equity, including, without limitation, the remedy of specific performance. Nothing contained in this Section shall be construed to limit either party's right to enforce any covenant or indemnity which, pursuant to the provisions of this Agreement, is specified to survive the Closing, nor to prevent either party from proceeding against the other in an action at law for the recovery of actual damages (but not punitive damages) suffered as a result of the inaccuracy of any representation or warranty which, pursuant to the provisions of this Agreement, is specified to survive the Closing, subject to any other limitations contained herein.

         19. INDEMNITIES.

         (a) SELLER'S INDEMNITY . Seller hereby agrees to indemnify Purchaser and the other Purchaser Indemnified Parties against, and to hold Purchaser and the other Purchaser Indemnified Parties harmless from, all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) asserted against or incurred by Purchaser or any of the other Purchaser Indemnified Parties in connection with or arising out of (i) acts or omissions of Seller or Seller's Representatives, or other matters or occurrences that take place before the Closing and relate to the ownership, maintenance or operation of the Unit (except to the extent caused by Purchaser's veto of any matter that is submitted to Purchaser as a Purchaser Consent Action) including, without limitation, all losses, costs, damages and expenses incurred by Purchaser and the other Purchaser Indemnified Parties arising from audits performed by current or former tenants of the Unit relating to escalations and pass-throughs charged by Seller prior to the Closing, or (ii) a breach of any representation, warranty or covenant of Seller contained in this Agreement. Seller's obligations under this
Section 19(a) shall survive the Closing for a period of two (2) years.

         (b) PURCHASER'S INDEMNITY . Purchaser hereby agrees to indemnify Seller and the other Seller Indemnified Parties against, and to hold Seller and the other Seller Indemnified Parties harmless from, all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) asserted against or incurred by Seller or any of the other Seller Indemnified Parties in connection with or arising out of (i) acts or omissions of Purchaser or Purchaser's Representatives, or other matters or occurrences that take place after the Closing and relate to the ownership, maintenance or operation of the Unit, or
(ii) a breach of any representation, warranty or covenant of Purchaser contained in this Agreement. Purchaser's obligations under this Section 19(b) shall survive the Closing for a period of two (2) years.

         (c) NOTICE OF CLAIMS TO BE INDEMNIFIED. Whenever in this Agreement it is provided that any party shall indemnify and hold harmless the other party, then, as a condition to such indemnity the terms of this Section 19(c) shall apply. The party indemnified shall promptly give written notice to the indemnitor of any claim or demand made upon it which is or may be indemnified against. The indemnitor shall have the right to defend against such claim or demand by counsel selected by indemnitor's liability insurer or such other counsel selected by indemnitor and reasonably satisfactory to the indemnified party. The indemnified party shall reasonably cooperate with indemnitor, at indemnitor's expense. The indemnified party shall not settle or approve the settlement of any claim without the approval of the indemnitor, which approval shall not be unreasonably withheld or delayed. Any separate counsel retained by the indemnified party shall be at its own expense.

         20. ASSIGNMENT AND RECORDING.

         (a) Except as hereinafter provided, neither this Agreement nor any of the rights or obligations hereunder may be assigned without the prior written consent of the other parties hereto. Seller shall be entitled, without the need for further notice to any other party, to assign its interests in this Agreement to the Exchange Intermediary in the manner contemplated by the Exchange Agreement. DLIP (but no other person or party which may hereafter be deemed to be the "Purchaser" under this Agreement) shall be entitled, upon giving prior written notice to Seller, to either assign its rights under this Agreement to any person or entity provided such person or entity expressly assumes the obligations of Purchaser hereunder pursuant to a written instrument in form and substance reasonably satisfactory to Seller (but expressly excluding therefrom any approval rights as to the identity of any assignee of Purchaser) or to otherwise designate a person or party to whom title to the Unit shall be conveyed, it being further understood and agreed that notwithstanding such assignment and assumption or designation, as the case may be, Purchaser shall not be relieved of any of its obligations under this Agreement and Seller shall need only to look to DLIP and no other person or party for the performance of Purchaser's obligations hereunder.

         (b) Neither this Agreement nor any memorandum of this Agreement may be recorded without the prior written consent of the parties hereto.


         21. PROPERTY INFORMATION AND CONFIDENTIALITY.

         (a) Each of Seller and Purchaser (for purposes of this Section 21, each a "Confidential Party") agrees that, prior to the Closing, all Property Information shall be kept strictly confidential and shall not, without the prior consent of the other, be disclosed by such Confidential Party or such Confidential Party's Representatives, in any manner whatsoever, in whole or in part, and will not be used by such Confidential Party or such Confidential Party's Representatives, directly or indirectly, for any purpose other than evaluating and consummating the transactions contemplated by this Agreement (including, with respect to Purchaser, any assignment or designation described in subsection 20(a)). Moreover, each Confidential Party agrees that, prior to the Closing, the Property Information will be transmitted only to such Confidential Party's Representatives (and, in the case of DLIP, any permitted potential assignee or designee of DLIP's rights under this Agreement and such assignee's or designee's Representatives and the Representatives of such assignee's or designee's potential lenders) who need to know the Property Information for the purpose of evaluating the transactions contemplated by this Agreement or the financing thereof, and who are informed by such Confidential Party of the confidential nature of the Property Information (and, in the case of any permitted potential assignee or designee of DLIP's rights under this Agreement, who have entered into a confidentiality agreement substantially in the form of Exhibit V attached hereto or in such other form as is mutually and reasonably acceptable to Seller and
DLIP). The provisions of this Section 21 shall in no event apply to Property Information which is a matter of public record and shall not prevent a Confidential Party from complying with any laws or governmental ordinances, rules, regulations, orders or requirements, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

         (b) Each of Seller and Purchaser, for the benefit of the other, hereby agrees that between the date hereof and the Closing Date, it will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto, which consent shall not be unreasonably withheld, conditioned or delayed. It is understood that the foregoing shall not preclude Seller or Purchaser from discussing the substance or any relevant details of the transactions contemplated in this Agreement, subject to the terms of Section 21(a) above, with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent Seller or Purchaser from complying with any laws or governmental ordinances, rules, regulations, orders or requirements, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

         (c) In the event this Agreement is terminated, each Confidential Party and such Confidential Party's Representatives shall promptly deliver to the other party to this Agreement all originals and copies of the Property Information referred to in clause (i) of Section 21 (d) below in the possession of such Confidential Party and such Confidential Party's Representatives.

         (d) As used in this Agreement, the term "Property Information" shall mean (i) all information and documents in any way relating to the Unit, the operation thereof or the sale thereof (including, without limitation, Leases and Contracts) furnished to, or otherwise made available for review by, a Confidential Party or its Representatives (or, in the case of DLIP, any permitted potential assignee or designee of DLIP's rights under this Agreement and such assignee's or designee's Representatives and the Representatives of such assignee's or designee's potential lenders), by the other party to this Agreement, or any of such other party's affiliates, or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by a Confidential Party or such Confidential Party's Representatives containing or based, in whole or in part, on the information or documents described in the preceding clause (i).

         (e) Seller shall refer to JLL all calls and inquiries from prospective third-party purchasers who express an interest in purchasing Citigroup Center and Seller shall not discuss any such purchase with any prospective third-party purchasers. DLIP shall not have any obligation to advise Seller of the identity of any prospective third-party purchasers of Citigroup Center unless this Agreement is terminated pursuant to Section 16 of this Agreement. DLIP shall not have any obligation to deliver copies of any confidentiality agreements to Seller PROVIDED THAT all such confidentiality agreements which are in fact executed and delivered are substantially in the form of Exhibit V attached hereto without any material modification thereto, it being understood that, without limiting what may constitute a material modification, any modification to the form of confidentiality agreement that affects Seller's status as one of the "Seller Parties" therein or that affects the rights or obligations of such "Seller Parties" shall constitute a material modification of the confidentiality agreement.

         (f) The provisions of this Section 21 shall survive the termination of this Agreement and the Closing.

         22. ERISA.

         Purchaser represents and warrants to Seller that Purchaser is not an employee benefit plan or a governmental plan, or a party in interest of either of such plans, and that the funds being used to acquire the Unit are not plan assets or subject to state laws regulating investment of, and fiduciary obligations with respect to, a governmental plan. As used in this Section 22, the terms "employee benefit plan", "party in interest", "plan assets" and "governmental plan" shall have the respective meanings assigned to them in the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated in connection therewith. The representations and warranties contained in this Section 22 shall survive the Closing for a period without expiration.

         23. SURVIVAL.

         Except as otherwise provided in this Agreement, no representations, warranties, covenants or other obligations of Seller or Purchaser set forth in this Agreement shall survive the Closing (the last day of any applicable survival period pertaining to any particular representation, warranty, covenant or other obligation set forth in any provision of this Agreement being a "Survival Termination Date"), and no action or proceeding based upon any such representation, warranty, covenant or other obligation which survives the Closing shall be commenced after the applicable Survival Termination Date, if any.

         24. MISCELLANEOUS PROVISIONS.

         (a) ENTIRE AGREEMENT. This Agreement, together with the Other Agreement, the Exchange Agreement, the Master License Agreement, the Master Side Letter, the Systems Agreement and each of the exhibits attached hereto and thereto, contains all of the terms agreed upon between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect to the matters contained herein. The parties hereto acknowledge that no oral or other agreements, understandings, representations or warranties exist with respect to this Agreement or with respect to the obligations of the parties hereto under this Agreement, except those specifically set forth in this Agreement.

         (b) AMENDMENTS. This Agreement may not be changed, modified or terminated, except by an instrument executed by the parties hereto.

         (c) RIGHTS CUMULATIVE; WAIVERS . The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of any of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing executed by all of the parties hereto. Failure to exercise or any delay in exercising any of such rights also shall not operate as a waiver or variation of that or any other such right. Defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

         (d) PARTIAL INVALIDITY . If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         (e) CONSTRUCTION . Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plurals of such nouns or pronouns and pronouns of one gender shall be deemed to include the equivalent pronouns of the other gender.

         (f) SECTION HEADINGS . The headings of the various sections of this Agreement have been inserted only for the purposes of convenience, and are not a part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

         (g) GOVERNING LAW . This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, without regard to principles of conflict of laws.

         (h) JURISDICTION; VENUE . For the purposes of any suit, action or proceeding involving this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts sitting in New York County in the State of New York and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, PROVIDED that a reasonable time for appearance is allowed, and the parties hereto agree that such court shall have exclusive jurisdiction over any such suit, action or proceeding commenced under this Agreement. Each party hereby irrevocably waives any objection that it may have now or hereafter to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in New York County in the State of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (i) NO THIRD_PARTY BENEFICIARIES . No person, firm or other entity other than the parties hereto (and, to the extent provided herein, the Seller Indemnified Parties and the Purchaser Indemnified Parties) and their respective permitted assignees or designees shall have any rights or claims under this Agreement. The representations, warranties, covenants and indemnities of each party hereunder shall run to the benefit of the parties hereto (and, to the extent provided herein, the Seller Indemnified Parties and the Purchaser Indemnified Parties) and their respective successors in interest (whether by merger, dissolution, operation of law or otherwise) and permitted assignees and designees.

         (j) FURTHER ASSURANCES; COOPERATION . The parties will execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Unit and for carrying out the intentions or facilitating the consummation of the transactions contemplated by this Agreement. In furtherance thereof, the parties hereto shall cooperate with each other to effectuate the transactions contemplated by this Agreement and to minimize transaction costs. Notwithstanding anything to the contrary contained herein, the obligations of Seller to sell, and Purchaser to purchase, the Unit in accordance with the terms and provisions of this Agreement and to otherwise consummate the transactions contemplated by this Agreement, shall be contingent upon a simultaneous closing under the Other Agreement. The provisions of this subsection shall survive the Closing for a period without expiration.

         (k) TENANT ESTOPPELS . Seller shall request each tenant under a Lease in the Unit to deliver an estoppel certificate in the form attached hereto as Exhibit W (the "Standard Tenant Estoppel") and Seller shall exercise good faith, commercially reasonable efforts to cause such tenants to furnish executed Standard Tenant Estoppels and to deliver the same to Purchaser; provided, however, in no event shall Seller be obligated to obtain executed estoppel certificates from any such tenant (other than Seller's obligation to deliver the Unit One Citibank Estoppel and the Unit Two Citibank Estoppel. With respect to Seller's obligation to deliver the Unit One Citibank Estoppel and the Unit Two Citibank Estoppel, Seller further agrees that it will reasonably cooperate with any reasonable request for modifications thereto to the extent such requested modifications are made by an assignee or designee of DLIP.

         (l) WAIVER OF TRIAL BY JURY . THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         (m) WAIVER OF RIGHT OF FIRST OFFER . Each of the parties hereto hereby waives any right of first offer it may have to purchase the Unit or Citigroup Center Office Unit One in connection with the sale of the Unit in the manner provided herein and the sale of Citigroup Center (i.e., the Unit and Citigroup Center Office Unit One) by DLIP in the manner contemplated hereby.

         (n) COUNTERPARTS . This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument and either party hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

                                       CITIBANK, N.A.


                                       By: /s/ MICHAEL W. BROIDO
                                          --------------------------------------
                                          Name:  Michael W. Broido
                                          Title: Vice President



                                       DAI-ICHI LIFE INVESTMENT PROPERTIES, INC.


                                       By: /s/ HITOSHI YAMAUCHI
                                          --------------------------------------
                                          Name:  Hitoshi Yamauchi
                                          Title: Senior Vice President